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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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Covanta Holding Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COVANTA HOLDING CORPORATION
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-9000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 31, 2006
To our Stockholders:
      Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Covanta Holding Corporation (the “Company”) will be held on May 31, 2006, at the Marriott New York East Side, 525 Lexington Avenue, New York, New York, at 10:00 a.m. local time, for the following purposes:

1.	To elect ten directors, each for a term of one year;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2006 fiscal year; and

3.	To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      The Board of Directors of the Company has fixed the close of business on April 18, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A complete list of these stockholders will be available at the Company’s principal executive offices prior to the Annual Meeting.
      All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors

Timothy J. Simpson
Secretary
Fairfield, New Jersey
April 27, 2006

COVANTA HOLDING CORPORATION
40 Lane Road
Fairfield, New Jersey 07004
PROXY STATEMENT
       The enclosed proxy is solicited by Covanta Holding Corporation (the “Company”) for use at the 2006 Annual Meeting of Stockholders to be held on May 31, 2006 (the “Annual Meeting”), at 10:00 a.m. local time, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Marriott New York East Side, 525 Lexington Avenue, New York, New York. This proxy statement and accompanying proxy card were mailed on or about April 27, 2006 to all stockholders entitled to vote at the Company’s Annual Meeting.
Purpose of Annual Meeting
      At the Company’s Annual Meeting, stockholders will be asked to act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, including:

•	the election of ten directors to the Board of Directors of the Company (the “Board”), each for a term of one year (see page 8); and

•	ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006 (see page 11).
      In addition, management will report on Covanta’s performance and respond to questions from stockholders.
Record Date and Share Ownership
      Only stockholders of record at the close of business on the record date, April 18, 2006, are entitled to vote at the Annual Meeting. At the close of business on the record date, 147,413,640 shares of common stock were outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.
Quorum
      The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting, including shares represented by proxies that reflect abstentions, shall constitute a quorum. Abstentions and broker non-votes (broker non-votes occur when a broker, bank or other nominee does not receive voting instructions regarding a proposal and does not have discretionary voting power with respect to the proposal) are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. If there is not a quorum at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to stockholders, other than an announcement at the prior adjournment of the Annual Meeting, within 30 days after the record date, and a quorum must be present at such reconvened meeting.
Voting, Submitting and Revoking Your Proxy
      If you properly execute, date and return the enclosed proxy, and you do not revoke it before it is exercised at the Annual Meeting, your shares of common stock represented thereby will be voted by Anthony J. Orlando and Timothy J. Simpson, the proxy agents for the Annual Meeting, in accordance with your instructions thereon. If you do not provide any specific instructions on the proxy, your proxy will be voted:

•	“FOR” election of the ten nominees for director to the Board; and

•	“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.
      In addition, if other matters are properly presented for voting at the Annual Meeting, or at any adjournment or postponement thereof, your proxy grants the persons named as proxy holders the discretion to vote your shares on such matters. The Company does not expect any additional matters to be presented for a vote at the Annual Meeting. If, for any unforeseen reason, any of the director nominees described in this proxy statement are not available as a candidate for director, then the two proxy agents will vote the stockholder proxies for such other candidate or candidates as may be nominated by the Board.
      Even after you have submitted your proxy, you may revoke your proxy or change your vote by completing one of the following actions before your proxy is exercised at the Annual Meeting: (1) delivering a written notice of revocation to the Secretary of the Company at 40 Lane Road, Fairfield, New Jersey 07004; (2) submitting a properly executed proxy bearing a later date; or (3) attending the Annual Meeting and casting your vote in person. Attendance at the Annual Meeting will not cause your previously submitted proxy to be revoked unless you cast a vote at the Annual Meeting.
      If you wish to attend the Annual Meeting and vote shares of the Company’s common stock held through a broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the voting instructions on that form.
Required Vote For Approval of Matters
      In the election for directors, the ten nominees receiving the highest number of “FOR” votes cast in person or by proxy will be elected to the Board. A “WITHHOLD” vote for a nominee is the equivalent of abstaining. Abstentions and broker non-votes are not counted as votes cast for the purposes of, and therefore will have no impact as to, the election of directors.
      All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. An abstention as to any matter, when passage requires the vote of a majority of the votes entitled to be cast at the Annual Meeting, will have the effect of a vote “AGAINST.” Broker non-votes will not be considered, as they are not entitled to vote, and will not be counted for any purpose in determining whether a matter has been approved.
      Brokers, banks or other nominees have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the election of directors and the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company addressed by proposals 1 and 2 in this Proxy Statement; therefore, your shares may be voted on proposals 1 and 2 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. On non-routine matters, nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions, resulting in a broker non-vote for those shares.
      Representatives of American Stock Transfer & Trust Company, the Company’s transfer agent, will tabulate the votes and act as the inspector of the election at the Annual Meeting.
Cost of Solicitation of Proxies
      The cost of solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally, electronically or by telephone without additional compensation for such proxy solicitation activity. Brokers and other nominees who held common stock of the Company on the record date will be asked to contact the beneficial owners of the shares that they hold to send proxy materials to and obtain proxies from such beneficial owners.

Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to the Company’s stockholders.
BOARD STRUCTURE AND COMPOSITION
      The Board is currently comprised of ten directors. Following the retirement of Joseph P. Sullivan from the Board in December 2005, the Board passed a resolution to reduce the number of directors on the Board from eleven to ten. During 2005, the Board held ten meetings and took action by written consent four times. Each director attended at least 75% of all meetings of the Board and those Board committees on which he or she served during 2005. In 2004, the Company adopted a policy pursuant to which it expects its Board members to attend annual meetings of its stockholders. In September 2005, all of the then current directors attended the Company’s annual meeting of stockholders.
      The Board has adopted Corporate Governance Guidelines which, among other matters, describe the responsibilities and certain qualifications of the directors of the Company. One of these requirements is that a majority of the Board qualify as independent within the meaning of the independence standards of the New York Stock Exchange. The applicable standards for independence to the Board are attached to the Company’s Corporate Governance Guidelines (the “Independence Standards”). These Independence Standards contain categorical standards that the Company has adopted to assist in making determinations of director independence required by New York Stock Exchange rules. These Independence Standards also describe certain relationships between directors and the Company that the Board has determined to be categorically immaterial. The Corporate Governance Guidelines, including the Independence Standards, are posted on the Company’s website at www.covantaholding.com. A copy also may be obtained by writing to the Company’s Director of Investor Relations at the Company’s principal executive offices. The Independence Standards are also attached as Exhibit A to this proxy statement.
      In accordance with the Independence Standards, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors, their organizational affiliations or any member of their immediate family, on the one hand, and the Company and its executive management, on the other hand. As provided in the Independence Standards, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
      As a result of this review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth in the Independence Standards: David M. Barse, Ronald J. Broglio, Peter C.B. Bynoe, Richard L. Huber, William C. Pate, Robert S. Silberman, Jean Smith and Clayton Yeutter, and that none of these directors had relationships with the Company except those that the Board has determined to be categorically immaterial as set forth in the Independence Standards. In making these determinations, the Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which one or more of the Company’s directors are or have been officers. In each case, the amounts paid to these other companies in each of the last three years did not exceed the applicable thresholds set forth in the Independence Standards or the nature of the relationships with these other companies did not otherwise affect the independent judgment of any of such directors. The Board also considered charitable contributions to not-for-profit organizations of which directors or their immediate family members are affiliated, none of which exceeded the applicable thresholds set forth in the Independence Standards.
      In connection with this review, the Board noted that as described under “Certain Relationships and Related Transactions — Related Party Agreements,” Mr. Yeutter is senior advisor to the law firm of Hogan & Hartson LLP. Hogan & Hartson LLP has provided Covanta Energy Corporation (“Covanta Energy”) with certain legal services for many years, including 2005. This relationship preceded the Company’s acquisition of Covanta Energy and Mr. Yeutter did not direct or have any direct or indirect involvement in the procurement, provision, oversight or billing of such legal services and does not directly or indirectly benefit from those fees. The Board has concluded that this relationship does not interfere with Mr. Yeutter’s exercise of independent judgment as a director or otherwise prevent him from meeting any of the Independence Standards as it does not constitute a “material relationship” to Mr. Yeutter, Hogan & Hartson, the Company or Covanta Energy and Mr. Yeutter qualifies as an independent director under applicable Securities and Exchange Commission (“SEC”) rules and regulations and New York Stock Exchange listing standards.
      Messrs. Zell and Pate are executive officers of Equity Group Investments, L.L.C. (“EGI”). EGI is affiliated with SZ Investments LLC (“SZ Investments”), a holder of approximately 15.72% of the Company’s common stock as of April 18, 2006, as described under “Equity Ownership of Certain Beneficial Owners.” Although Mr. Zell was an executive officer of the Company within the past three years, and is therefore not independent, the Board reviewed the independence of Mr. Pate. In particular, the Board examined not only the amounts paid to EGI and SZ Investments within the past three years in connection with the financings and other relationships more fully described under “Certain Relationships and Related Transactions — Related Party Agreements,” but also the subjective nature of Mr. Pate’s relationship with the Company, as its former non-executive Chairman of the Board. The Board determined that the amounts paid to EGI and SZ Investments did not exceed the applicable thresholds under New York Stock Exchange listing standards and under the Company’s Independence Standards and that these relationships do not interfere with Mr. Pate’s exercise of independent judgment as a director. Therefore, the Board concluded that Mr. Pate qualifies as an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards.
      Mr. Barse is the President and Chief Executive Officer of Third Avenue Management LLC (“Third Avenue”), a holder of approximately 5.98% of the Company’s common stock as of April 18, 2006, as described under “Equity Ownership of Certain Beneficial Owners.” The Board noted that although Mr. Barse was the President and Chief Operating Officer of the Company from July 1996 until July 2002, such prior service as an executive officer of the Company occurred more than three years ago and does not interfere with his exercise of independent judgment as a director. Further, the Board examined the amounts paid to Third Avenue and its affiliates within the past three years in connection with the financings and other transactions more fully described under “Certain Relationships and Related Transactions — Related Party Agreements” and concluded that these transactions did not exceed the applicable thresholds under New York Stock Exchange rules and under the Company’s Independence Standards and that these relationships do not interfere with Mr. Barse’s exercise of independent judgment as a director. Therefore, the Board concluded that Mr. Barse qualifies as an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards.
Committees of the Board
      Audit Committee. The current members of the Audit Committee are Mr. Huber (Chair), Ms. Smith and Mr. Pate. Each of the members of the Audit Committee is an independent director under applicable New York Stock Exchange listing standards and applicable SEC rules and regulations. The Board has determined that Mr. Huber qualifies as an “audit committee financial expert” under applicable SEC rules. Upon the recommendation of the Nominating and Governance Committee, the Board has appointed Ms. Smith to succeed Mr. Huber as Chair of the Audit Committee, subject to her re-election by the stockholders at the Annual Meeting.
      The Audit Committee operates under a written charter that was amended and restated by the Board as of October 2005. A copy of the Company’s Audit Committee Charter and Key Practices is attached as Exhibit B to this proxy statement and is also available on the Company’s website at www.covantaholding.com or a copy may be obtained by writing to the Company’s Director of Investor Relations at the Company’s principal executive offices. Under its charter, the functions of the Audit Committee include assisting the Board in its oversight of the quality and integrity of the Company’s financial statements and accounting processes, compliance with legal and regulatory requirements, assessing and reviewing the qualifications and independence of the Company’s independent auditors and the performance of the independent auditors and overseeing the Company’s internal audit function. The Audit Committee has the sole authority to select, evaluate, appoint or replace the independent auditors of the Company and has the sole authority to approve all audit engagement fees and terms. The Audit Committee must pre-approve all permitted non-auditing services to be provided by the independent auditors, discuss with management and the independent auditors the Company’s financial statements and any disclosures and SEC filings relating thereto, recommend for shareholder approval the independent auditors for the Company, review the integrity of the Company’s financial reporting process, establish policies for hiring of employees or former employees of the auditors and investigate any matters pertaining to the integrity of management.
      The Audit Committee held ten meetings during 2005 and took action by written consent twice.
      Compensation Committee. The current members of the Compensation Committee are Mr. Barse (Chair), Mr. Bynoe and Mr. Yeutter. Each of the members of the Compensation Committee qualifies as an independent director under applicable New York Stock Exchange listing standards and each member, except for Mr. Barse, also qualifies as an “outside director” under section 162 of the Internal Revenue Code of 1986, as amended (the “Code”). Because Mr. Barse was previously the President and Chief Operating Officer of the Company, he does not qualify as an “outside director” solely for purposes of section 162(m) of the Code. However, the Board has determined that Mr. Barse’s prior relationship does not interfere with his exercise of independent judgment as a director and Mr. Barse qualifies as an independent director under applicable New York Stock Exchange listing standards and Mr. Barse recuses himself from voting in connection with any compensation matters in which section 162(m) issues may arise.
      The Compensation Committee operates under a written charter that was amended and restated by the Board as of October 2005, a copy of which is available on the Company’s website at www.covantaholding.com or a copy may be obtained by writing to the Company’s Director of Investor Relations at the Company’s principal executive offices. Under its charter, the Compensation Committee among other things, has the authority (1) to review and approve the Company’s goals relating to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance under those goals and set the Chief Executive Officer’s compensation, (2) to evaluate, review and approve the compensation structure and process for the Company’s other officers, and (3) to evaluate, review and recommend to the Board any changes to, or additional stock-based and other incentive compensation plans. In addition, the Compensation Committee is responsible for preparing and publishing an annual executive compensation report, administering certain compensation plans and monitoring compliance with legal prohibitions on loans to officers.
      The Compensation Committee held five meetings during 2005 and took action by written consent once.
      Nominating and Governance Committee. The current members of the Nominating and Governance Committee are Mr. Yeutter (Chair), Ms. Smith and Mr. Silberman. Each of the members of the Nominating and Governance Committee qualifies as an independent director under applicable New York Stock Exchange listing standards.
      The Nominating and Governance Committee operates under a written charter that was amended and restated by the Board as of October 2005, a copy of which is available on the Company’s website at www.covantaholding.com or a copy may be obtained by writing to the Company’s Director of Investor Relations at the Company’s principal executive offices. Under its charter, the Nominating and Governance Committee is responsible for assisting the Board in identifying qualified candidates to serve on the Board, recommending director nominees for the annual meeting of stockholders, identifying individuals to fill vacancies on the Board, recommending corporate governance guidelines to the Board, leading the Board in its annual self evaluations and recommending nominees to serve on each committee of the Board. The Nominating and Governance Committee, among other things, has the authority to evaluate candidates for the position of director, retain and terminate any search firm used to identify director candidates and review and reassess the adequacy of the Company’s corporate governance procedures.
      The Nominating and Governance Committee held five meetings during 2005 and took no action by written consent.
      In identifying candidates for positions on the Board, the Nominating and Governance Committee generally relies on suggestions and recommendations from members of the Board, management and stockholders. In 2005, the Company did not use any search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.
      The Nominating and Governance Committee does not set specific minimum qualifications for director positions. Instead, the committee believes that nominations should be based on a particular candidate’s merits and the needs of the Company after taking into account the current composition of the Board. When evaluating candidates for the position of director, the Nominating and Governance Committee considers an individual’s skills, age, diversity, independence from the Company, experience in areas that address the needs of the Board and ability to devote adequate time to Board duties. Candidates that appear to best fit the needs of the Board and the Company are identified and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Governance Committee. Candidates selected by the Nominating and Governance Committee are then recommended to the full Board. After the Board approves a candidate, the Chair of the Nominating and Governance Committee extends an invitation to the candidate to join the Board.
      The Nominating and Governance Committee will consider candidates recommended by stockholders if such recommendations are accompanied by relevant biographical information and are submitted in accordance with the Company’s organizational documents, New York Stock Exchange requirements and SEC rules and regulations, each as in effect from time to time. Candidates recommended by stockholders will be evaluated in the same manner as other candidates. Under the Company’s Amended and Restated By-Laws, any holder of 20% or more of the outstanding voting securities of the Company has the right, but not the obligation, to nominate one qualified candidate for election as a director. Provided that such stockholder adequately notifies the Company of a nominee within the time periods set forth in the applicable proxy statement of the Company, that individual will be included in the Company’s proxy statement as a nominee.
Executive Sessions of Non-Management Directors and Independent Directors
      The non-management directors of the Board meet regularly in executive sessions without management of the Company present. The independent directors also meet on occasion or as necessary in executive session. The Chairs of each of the committees together select a director to serve as the Chair of each executive session of independent directors. Stockholders wishing to communicate with the independent directors may contact them by writing to: Independent Directors, c/o Corporate Secretary, Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004. Any such communication will be promptly distributed to the directors named in the communication in the same manner as described below in “Stockholder Communications with the Board.”
Stockholder Communications with the Board
      Stockholders can send communications to one or more members of the Board by writing to the Board or to specific directors or group of directors at the following address: Covanta Holding Corporation Board of Directors, c/o Corporate Secretary, Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004. Any such communication will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the entire Board.
Compensation of the Board
      Effective as of the Annual Meeting, on an annual basis, at the annual meeting of stockholders at which directors are elected, each non-employee director will be awarded 4,000 shares of restricted stock, which vest as follows: one-third vest upon the grant of the award, one-third will vest one year after the date of grant and the final one-third of the restricted shares will vest two years after the date of grant. Mr. Barse waived his right to receive equity awards for 2005. Non-employee directors also will receive an annual fee of $30,000. The Chairman of the Board will receive an additional annual fee of $15,000. In addition, the Chairs of the Audit Committee and Compensation Committee will each receive an additional annual fee of $10,000 for such service and the chair of each of the other committees of the Board, including without limitation, the Nominating and Governance Committee and the Public Policy Committee, will be entitled to receive an additional annual fee of $5,000 for such service. Non-employee directors will be entitled to receive a meeting fee of $2,000 for each Audit Committee meeting and $1,500 for each other committee meeting they attend. Directors who are appointed at a date other than the annual meeting of stockholders, will be entitled to receive a pro rata portion of the annual director compensation.
Policies on Business Conduct and Ethics
      The Company has a Code of Conduct and Ethics for Senior Financial Officers and a Policy of Business Conduct. The Code of Conduct and Ethics applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, controller or persons performing similar functions. The Policy of Business Conduct applies to all of the Company’s, and its subsidiaries’, directors, officers and employees. Both the Code of Conduct and Ethics and the Policy of Business Conduct are posted on the Company’s website at www.covantaholding.com on the Corporate Governance page and copies may be obtained by writing to the Company’s Director of Investor Relations at the Company’s principal executive offices.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The Board is currently comprised of ten directors. Following the retirement of Joseph P. Sullivan from the Board in December 2005, the Board passed a resolution to reduce the number of directors on the Board from eleven to ten. The Board, at the recommendation of the Nominating and Governance Committee, has nominated each of the following ten individuals to serve as directors of the Company:

David M. Barse
Ronald J. Broglio
Peter C.B. Bynoe
Richard L. Huber
Anthony J. Orlando
William C. Pate
Robert S. Silberman
Jean Smith
Clayton Yeutter
Samuel Zell
      Each of the nominees currently serves as a member of the Board. If elected to another term at this year’s Annual Meeting, each nominee will serve until the date of next year’s annual meeting or until his or her successor has been elected and qualified.
      The Board has appointed Ms. Smith to succeed Mr. Huber as Chair of the Audit Committee, subject to her re-election by the stockholders at this year’s Annual Meeting.
      Each nominee has consented to serve as a member of the Board if elected or re-elected, as the case may be, for another term. Nevertheless, if any nominee becomes unable to stand for election (which the Board does not anticipate happening), each proxy will be voted for a substitute designated by the Board or, if no substitute is designated by the Board prior to or at the Annual Meeting, the Board will act to reduce the membership of the Board to the number of individuals nominated.
      There is no family relationship between any nominee and any other nominee or any executive officer of the Company. The information set forth below concerning the nominees has been furnished to the Company by the nominees.
      The Board recommends that you vote “FOR” the election of each of the above named nominees to the Board. Proxies solicited by the Board will be voted “FOR” the election of each of the nominees named above unless instructions to the contrary are given.
Directors of the Company
      David M. Barse has served as a director since 1996 and is Chairman of the Compensation Committee. Mr. Barse’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Barse served as President and Chief Operating Officer of the Company from July 1996 until July 2002. Since February 1998, Mr. Barse has served as President and, since June 2003, Chief Executive Officer of Third Avenue, an investment adviser to mutual funds and separate accounts. From April 1995 until February 1998, Mr. Barse served as the Executive Vice President and Chief Operating Officer of Third Avenue Trust and its predecessor, Third Avenue Value Fund, Inc. (together with its predecessor, “Third Avenue Trust”), before assuming the position of President in May 1998 and Chief Executive Officer in September 2003. In 2001, Mr. Barse became Trustee of both the Third Avenue Trust and Third Avenue Variable Series Trust. Since June 1995, Mr. Barse has been the President and, since July 1999, Chief Executive Officer of M.J. Whitman, LLC and its predecessor, a full service broker-dealer. Mr. Barse joined the predecessor of M.J. Whitman LLC and Third Avenue in December 1991 as General Counsel. Mr. Barse also presently serves as a director of American Capital Access Holdings, a privately held financial insurance company. Mr. Barse is 43 years old.

      Ronald J. Broglio has served as a director since October 2004 and is a member of the Public Policy Committee. Mr. Broglio’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Broglio has been the President of RJB Associates, a consulting firm specializing in energy and environmental solutions, since 1996. Mr. Broglio was Managing Director of Waste to Energy for Waste Management International Ltd. from 1991 to 1996. Prior to joining Waste Management, Mr. Broglio held a number of positions with Wheelabrator Environmental Systems Inc. from 1980 through 1990, including Managing Director, Senior Vice President — Engineering, Construction & Operations and Vice President of Engineering & Construction. Mr. Broglio served as Manager of Staff Engineering and as a staff engineer for Rust Engineering Company from 1970 through 1980. Mr. Broglio is 65 years old.
      Peter C. B. Bynoe has served as a director since July 2004 and is a member of the Compensation Committee and is Chair of the Public Policy Committee. Mr. Bynoe’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Bynoe joined the law firm of DLA Piper Rudnick Gray Cary US, LLP as a partner in 1995 and currently serves on the firm’s Executive Committee. Mr. Bynoe has been a principal of Telemat Ltd., a consulting and project management firm, since 1982. Mr. Bynoe is a director of Rewards Network Inc., a provider of credit card loyalty and rewards programs. Mr. Bynoe is 55 years old.
      Richard L. Huber has served as a director since July 2002 and is Chair of the Audit Committee. Mr. Huber’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Huber served as Chairman and the Interim Chief Executive Officer of American Commercial Lines, Inc., a marine transportation and service company (“ACL”), from April 2004 until January 2005 and continues as a director of ACL and various subsidiaries and affiliates of ACL. Mr. Huber has been Managing Director, Chief Executive Officer and Principal of the direct investment group Norte-Sur Partners, a direct private equity investment firm focused on Latin America, since January 2001. Mr. Huber held various positions with Aetna, Inc. since 1995, most recently as the Chief Executive Officer, until February 2000. Mr. Huber has approximately 40 years of prior investment and merchant banking, international business and management experience, including executive positions with Chase Manhattan Bank, Citibank, Bank of Boston and Continental Bank. Mr. Huber is also a director of Gafisa, a Brazilian real estate development company. Mr. Huber is 69 years old.
      Anthony J. Orlando was named President and Chief Executive Officer of the Company in October 2004. He has served as a director since September 2005 and is a member of the Public Policy Committee. Mr. Orlando’s one-year term as a director will expire at the next annual meeting of stockholders. Previously, Mr. Orlando had been President and Chief Executive Officer of Covanta Energy since November 2003. From March 2003 to November 2003 Mr. Orlando served as Senior Vice President, Business and Financial Management of Covanta Energy. From January 2001 until March 2003, Mr. Orlando served as Covanta Energy’s Senior Vice President, Waste-to-Energy. Previously, he served as Executive Vice President of Covanta Energy Group, Inc. Mr. Orlando joined Covanta Energy in 1987. Mr. Orlando is 46 years old.
      William C. Pate has served as a director since 1999 and is a member of the Audit Committee. Mr. Pate’s one-year term as a director will expire at the next annual meeting of stockholders. He was Chairman of the Board of the Company from October 2004 through September 2005. Mr. Pate is Managing Director of EGI, a privately-held investment firm. Mr. Pate has been employed by EGI or its predecessor in various capacities since 1994. Mr. Pate also serves as a director of Adams Respiratory Therapeutic, Inc., a specialty pharmaceutical company. Mr. Pate is 42 years old.
      Robert S. Silberman has served as a director since December 2004 and is a member of the Nominating and Governance Committee and Public Policy Committee. Mr. Silberman’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Silberman has been Chairman of the Board of Directors of Strayer Education, Inc., a leading provider of graduate and undergraduate degree programs focusing on working adults, since February 2003 and its Chief Executive Officer since March 2001. Mr. Silberman was Executive in Residence at New Mountain Capital, LLC from August 2000 to March 2001. From 1995 to 2000, Mr. Silberman served as President and Chief Operating Officer of CalEnergy Company, Inc., a California independent energy producer, and in other capacities. Mr. Silberman has also held senior positions within the public sector, including U.S. Assistant Secretary of the Army. In addition to Strayer Education, Inc., Mr. Silberman serves on the Board of Directors of Surgis, Inc., an ambulatory surgery center and surgical services company, and NewPage Holding Corporation, a paper manufacturer. Mr. Silberman is a member of the Council on Foreign Relations. Mr. Silberman is 48 years old.
      Jean Smith has served as a director since December 2003 and is a member of the Audit Committee and the Nominating and Governance Committee. Ms. Smith’s one-year term as a director will expire at the next annual meeting of stockholders. Ms. Smith has been a private investor and consultant since 2001. From 1998 to 2001, Ms. Smith was a Managing Director of Corporate Finance for U.S. Bancorp Libra, a unit of U.S. Bancorp Investments, Inc., a subsidiary of U.S. Bancorp. Ms. Smith has approximately 25 years of investment and international banking experience, having held positions with Banker Trust Company, Citicorp Investment Bank, Security Pacific Merchant Bank and UBS Securities. Ms. Smith is 50 years old.
      Clayton Yeutter has served as a director since July 2002 and is Chair of the Nominating and Governance Committee and a member of the Compensation Committee. Mr. Yeutter’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Yeutter is Senior Advisor to Hogan & Hartson LLP, a law firm in Washington, D.C., where he has had an international trade and agricultural law practice since 1993. From 1985 through 1991, Mr. Yeutter served in the Reagan Administration as U.S. Trade Representative and in the first Bush Administration as Secretary of Agriculture. During 1991 and 1992, Mr. Yeutter was Chairman of the Republican National Committee and then returned to the Bush Administration as Counselor to the President for most of 1992. Mr. Yeutter was President and Chief Executive Officer of the Chicago Mercantile Exchange from 1978 through 1985. In the 1970s, Mr. Yeutter held positions in the Nixon and Ford Administrations as Assistant Secretary of Agriculture for Marketing and Consumer Services, Assistant Secretary of Agriculture for International Affairs and Commodity Programs and Deputy Special Trade Representative. Mr. Yeutter is Chairman of the Board of Directors of Oppenheimer Funds, an institutional investment manager, Chairman of the Board of Directors of Crop Solutions, Inc., a privately-owned agricultural chemical company, Chairman of the Board of Directors of ACL and a director of Burlington Capital Group, a privately-owned investment management company. Mr. Yeutter is 75 years old.
      Samuel Zell, elected as the Chairman of the Board of the Company in September 2005, also previously served as a director from 1999 to 2004, as the President and Chief Executive Officer of the Company from July 2002 to April 2004 and as Chairman of the Board of the Company from July 2002 to October 2004. Mr. Zell’s one-year term as the Company’s Chairman and as a director will expire at the next annual meeting of stockholders. Mr. Zell has served as Chairman of the Board of Directors of EGI since 1999 and as its President since January 2006, and had been Chairman of the Board of Directors of its predecessor, Equity Group Investments, Inc., for more than five years. Mr. Zell has been a trustee and Chairman of the Board of Trustees of Equity Office Properties Trust, an equity real estate investment trust, commonly known as a “REIT,” primarily focused on office buildings, since October 1996, was its Interim President from April 2002 until November 2002 and was its Interim Chief Executive Officer from April 2002 until April 2003. For more than the past five years, Mr. Zell has served as Chairman of the Board of Directors of Anixter International, Inc., a global distributor of electrical and cable systems; as Chairman of the Board of Directors of Equity Lifestyle Properties, Inc. (previously known as of Manufactured Home Communities, Inc.), an equity REIT primarily engaged in the ownership and operation of manufactured home resort communities; as Chairman of the Board of Trustees of Equity Residential, an equity REIT that owns and operates multi-family residential properties, and as Chairman of the Board of Directors of Capital Trust, Inc., a specialized finance company. Mr. Zell is 64 years old.
      Mr. Orlando was an officer of Covanta Energy when it filed for bankruptcy and has continued as officer of Covanta Energy after its emergence from bankruptcy and confirmation of its plan of reorganization. Covanta Energy’s Chapter 11 proceedings commenced on April 1, 2002. Covanta Energy and most of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. All of the bankruptcy cases were jointly administered under the caption “In re Ogden New York Services, Inc., et al., Case Nos. 02-40826 (CB), et al.” On March 5, 2004, the Bankruptcy Court entered an order confirming Covanta Energy’s plan of reorganization and plan for liquidation for subsidiaries involved in non-core businesses and on March 10, 2004, both plans were effected.
      There is no familial relationship between any of the Company’s directors and any other director or any executive officer of the Company.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee has appointed Ernst & Young LLP, a registered independent accounting firm, as the Company’s independent auditors to audit its consolidated financial statements for the year ending December 31, 2006, subject to ratification of the appointment by the Company’s stockholders. During the 2005 fiscal year, Ernst & Young LLP served as the Company’s independent auditors and also provided certain tax and audit-related services. The Company has been advised by Ernst & Young LLP that neither it nor any of its members has any direct or indirect financial interest in the Company.
      Although the Company is not required to seek stockholder approval of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and the Audit Committee will reconsider the appointment. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.
      The Audit Committee recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors. Proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors unless instructions to the contrary are given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following tables set forth information, as of April 18, 2006, concerning:

•	beneficial ownership of the Company’s common stock by (1) SZ Investments together with its affiliate EGI-Fund (05-07) Investors, L.L.C. (“Fund 05-07”), and EGI, (2) Third Avenue, and (3) D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar”), which are the only beneficial owners of 5% or more of the Company’s common stock; and

•	beneficial ownership of the Company’s common stock by (1) all of the Company’s current directors, (2) those executive officers named in the Summary Compensation Table included in this proxy statement, and (3) all of the current directors and executive officers of the Company together as a group.
      The number of shares beneficially owned by each entity, person, current director, director nominee or named executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the right to acquire within 60 days after the date of this table, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse or dependent children within his or her household, with respect to the shares set forth in the following table. Unless otherwise indicated, the address for all current executive officers and directors is c/o Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004.
Equity Ownership of Certain Beneficial Owners

	Number of Shares		Approximate
Name and Address of Beneficial Owner(1)	Beneficially Owned		Percent of Class

SZ Investments LLC(2)	23,176,282		15.72%
Two North Riverside Plaza
Chicago, Illinois 60606

Third Avenue Management LLC(3)	8,816,889	(4)	5.98%
622 Third Avenue, 32nd Floor
New York, New York 10017

D. E. Shaw Laminar Portfolios, L.L.C.(5)	27,127,505		18.40%
120 West Forty-Fifth Street
Floor 39, Tower 45
New York, New York 10036

(1)	In accordance with provisions of the Company’s certificate of incorporation, all certificates representing shares of common stock beneficially owned by holders of 5% or more of the common stock are owned of record by the Company, as escrow agent, and are physically held by the Company in that capacity.

(2)	Based on a Schedule 13D/ A filed with the SEC on June 29, 2005, this includes the shares owned as follows: (a) 19,500,900 shares that SZ Investments beneficially owns with shared voting and dispositive power, (b) 3,430,448 shares that Fund 05-07 beneficially owns with shared voting and dispositive power, (c) 244,934 shares that EGI beneficially owns with shared voting and dispositive power, and (d) all 23,176,282 shares listed in the preceding (a)-(c) as beneficially owned by SZ Investments, Fund 05-07 and EGI, respectively, are also beneficially owned with shared voting and dispositive power with Chai Trust Company, L.L.C. (“Chai Trust”). SZ Investments is the managing member of Fund 05-07. SZ Investments, Fund 05-07 and EGI are each indirectly controlled by various trusts established for the benefit of Samuel Zell and members of his family, the trustee of each of which is Chai Trust. Mr. Zell is not a director of Chai Trust and thus disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.

Each of Mr. Zell and William C. Pate is an executive officer of EGI and Mr. Zell is an executive officer of Fund 05-07 and SZ Investments. Mr. Zell was elected as the Chairman of the Board of the Company in September 2005 and he also previously served as a director from 1999 to 2004 and as Chairman of the Board of the Company from July 2002 to October 2004, when he did not stand for re-election. In addition, Mr. Zell was the President and Chief Executive Officer of the Company from July 2002 until his resignation as of April 27, 2004. Mr. Pate served as Chairman of the Board of the Company from October 2004 through September 2005 and has been a director since 1999. The addresses of each of Fund 05-07 and EGI are as set forth in the table above for SZ Investments.

(3)	Third Avenue, a registered investment advisor under Section 203 of the Investment Advisors Act of 1940, as amended, invests funds on a discretionary basis on behalf of investment companies registered under the Investment Company Act of 1940, as amended, and on behalf of individually managed separate accounts. David M. Barse has served as a director of the Company since 1996 and was the President and Chief Operating Officer of the Company from July 1996 until July 2002. Since February 1998, Mr. Barse has served as President, and since June 2003, Chief Executive Officer of Third Avenue.

(4)	The shares beneficially owned by Third Avenue are held by Third Avenue Value Fund Series of the Third Avenue Trust. Based on Schedule 13G/ A filed with the SEC on February 14, 2006, Third Avenue beneficially owns 8,816,889 shares of the Company’s common stock, with sole voting power and sole dispositive power with respect to all of those shares. The Schedule 13G/ A also states that Third Avenue Value Fund has the right to receive dividends from, and the proceeds from the sale of the 8,816,889 shares. These shares do not include the 621,502 shares beneficially owned by Mr. Barse (including shares underlying currently exercisable options to purchase an aggregate of 138,425 shares of common stock at exercise prices ranging from $5.31 to $7.06 per share).

(5)	Based in part on Schedule 13D/ A filed with the SEC on June 28, 2005, and 633,380 shares of the Company’s common stock issued in February 2006 pursuant to the exercise of its rights under the 9.25% Offering (as hereinafter defined), Laminar currently has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the 27,127,505 shares of the Company’s common stock owned by Laminar (the “Subject Shares”).

D. E. Shaw & Co, L.P. (“DESCO LP”), as Laminar’s investment adviser, and D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as Laminar’s managing member, also may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. As general partner of DESCO LP, D. E. Shaw & Co., Inc., (“DESCO, Inc.”) may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. As managing member of DESCO LLC, D. E. Shaw & Co. II, Inc., (“DESCO II, Inc.”) may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO, Inc., or DESCO II, Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares.

David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as president and sole shareholder of DESCO, Inc. which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as president and sole shareholder of DESCO II, Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the Subject Shares owned by Laminar, and, therefore, David E. Shaw may be deemed to be the beneficial owner of such Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares.

Equity Ownership of Management

	Number of Shares		Approximate
Name	Beneficially Owned(1)		Percent of Class

Craig D. Abolt	94,053	(2)	*

David M. Barse	9,438,391	(3)	6.40%

Ronald J. Broglio	29,668	(4)	*

Thomas E. Bucks	11,890	(5)	*

Peter C. B. Bynoe	43,018	(6)	*

Richard L. Huber	191,184	(7)	*

John M. Klett	66,334	(2)	*

Anthony J. Orlando	245,427	(2)	*

William C. Pate	373,395	(8)	*

Robert S. Silberman	38,319	(9)	*

Timothy J. Simpson	79,551	(2)	*

Jean Smith	54,703	(10)	*

Clayton Yeutter	126,016	(11)	*
Samuel Zell
Two North Riverside Plaza

Chicago, Illinois 60606	23,216,534	(12)	15.75%

All Officers and Directors as a group (14 persons)	34,008,483	(13)	23.01%

*	Percentage of shares beneficially owned does not exceed 1% of the outstanding common stock.

(1)	In accordance with provisions of the Company’s certificate of incorporation, all certificates representing shares of common stock beneficially owned by holders of 5% or more of the common stock are owned of record by the Company, as escrow agent, and are physically held by the Company in that capacity.

(2)	Includes restricted stock awarded pursuant to the terms and conditions of the employment agreements as described under “Executive Compensation — Employment Arrangements.” Messrs. Orlando, Abolt, Klett and Simpson received 49,656, 20,690, 19,311 and 17,242 shares of the Company’s restricted stock, respectively, under such employment agreements. The restricted stock vests, subject to forfeiture and meeting certain performance-based metrics of Covanta Energy as approved by the Board, under their respective employment agreements in equal installments over three years, with the first 1/3 having vested on February 28, 2005 and the second 1/3 having vested on February 28, 2006. Also includes restricted stock awarded to Messrs. Orlando, Abolt, Klett and Simpson pursuant to the Company’s Equity Award Plan for Employees and Officers (the “Employees Plan”) on July 7, 2005, in the amounts of 48,000, 22,000, 20,000 and 19,200 and on March 17, 2006 in the amounts of 44,170, 17,668, 17,668 and 17,079 shares, respectively. Also includes shares underlying currently exercisable options held by Messrs. Orlando, Abolt, Klett and Simpson to purchase 53,208, 14,875, 11,746 and 13,105 shares of common stock respectively, at an exercise price of $7.43 per share.

(3)	Includes 8,816,889 shares beneficially owned by Third Avenue, which is affiliated with Mr. Barse. Mr. Barse disclaims beneficial ownership of these shares. Also includes shares underlying currently exercisable options to purchase 50,000 shares of common stock at an exercise price of $5.69 per share, shares underlying currently exercisable options to purchase 50,000 shares of common stock at an exercise price of $7.06 per share and shares underlying currently exercisable options to purchase 38,425 shares of common stock at an exercise price of $5.31 per share.

(4)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $7.43 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(5)	Includes 5,890 shares of restricted stock awarded to Mr. Bucks pursuant to the Employees Plan on March 17, 2006.

(6)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(7)	Includes shares underlying currently exercisable options to purchase 26,667 shares of common stock at an exercise price of $4.26 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(8)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $7.43 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(9)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(10)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(11)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $4.26 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(12)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share. Mr. Zell disclaims beneficial ownership as to (a) 19,500,900 shares beneficially owned by SZ Investments, (b) 3,430,448 shares beneficially owned by Fund 05-07, and (c) 244,934 shares beneficially owned by EGI. SZ Investments, Fund 05-07 and EGI are each indirectly controlled by various trusts established for the benefit of Mr. Zell and members of his family, the trustee of each of which is Chai Trust. Mr. Zell is not a director or officer of Chai Trust and thus disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. Also, Mr. Zell disclaims beneficial ownership as to 25,418 shares beneficially owned by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell’s spouse, as to which shares Mr. Zell disclaims beneficial ownership, except to the extent of his pecuniary interest therein.

(13)	Includes shares underlying currently exercisable options to purchase 404,700 shares of common stock that the Company’s directors and executive officers have the right to acquire within 60 days of the date of this table.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent stockholders are required by Federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based upon a review of filings with the SEC and/or written representations from certain reporting persons, the Company believes that all of its directors, executive officers and other Section 16 reporting persons complied during 2005 with the reporting requirements of Section 16(a), except that the following individuals had late filings during 2005: Clayton Yeutter filed a late Form 4 for the exercise of his rights to purchase 44,999 shares of common stock on June 8, 2005 and 1,350 shares of common stock on June 6, 2005; and Robert S. Silberman filed a late Form 4 for the exercise of his options to purchase 11,111 shares of common stock on May 25, 2005.

EXECUTIVE COMPENSATION
      The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company or its subsidiary companies or their predecessors for 2003 through 2005 of (a) the Chief Executive Officer of the Company who served during 2005, and (b) the four most highly compensated executive officers, other than the Chief Executive Officer, employed by the Company as of December 31, 2005, whose total annual salary and bonus exceeded $100,000, referred to as the “Named Executive Officers” in this proxy statement:
Summary Compensation Table

					Long-Term
		Annual			Compensation Awards
		Compensation
					Restricted	Securities
Name and				Other Annual	Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus(6)	Compensation	Awards(7)	Options	Compensation(8)

Anthony J. Orlando	2005	$425,000	$506,000	$0	$600,000	0	$77,107
President and Chief Executive	2004	$380,769	$393,750	$0	$360,000	0	$79,837
Officer(1)(2)

Craig D. Abolt	2005	$344,500	$275,000	$0	$275,000	0	$27,021
Senior Vice President and	2004	$206,250	$75,000	$0	$150,000	0	$199,633
Chief Financial Officer(1)(3)

John M. Klett	2005	$287,391	$235,000	$0	$250,000	0	$20,547
Senior Vice President,
Operations, of Covanta Energy

Timothy J. Simpson	2005	$255,000	$200,000	$0	$240,000	0	$15,807
Senior Vice President,	2004	$240,180	$150,000	$0	$125,000	0	$38,058
General Counsel and Secretary(1)(4)

Thomas E. Bucks	2005	$166,923	$0	$0	$75,000	0	$0
Senior Vice President and
Chief Accounting Officer (5)

(1)	The compensation included in the table above for Messrs. Orlando, Abolt and Simpson includes compensation for their services to both the Company and Covanta Energy as they are compensated for their services as an officer of both the Company and Covanta Energy under the employment agreements they each entered into on October 5, 2004 with both the Company and Covanta Energy. Under the employment agreements, Messrs. Orlando, Abolt and Simpson’s initial base annual salaries were $400,000, $325,000 and $240,180, respectively. Mr. Orlando’s prior employment agreement with Covanta Energy entitled him to a base annual salary of $375,000, which contract was rejected by Covanta Energy in March 2004 pursuant to Covanta Energy’s emergence from Chapter 11. Messrs. Abolt and Simpson did not have prior employment agreements with Covanta Energy.

(2)	$290,000 of Mr. Orlando’s salary was paid by Covanta Energy prior to his appointment on October 5, 2004 as an officer of both the Company and Covanta Energy.

(3)	$132,500 of Mr. Abolt’s salary was paid by Covanta Energy prior to his appointment on October 5, 2004 as an officer of both the Company and Covanta Energy.

(4)	$185,678 of Mr. Simpson’s salary was paid by Covanta Energy prior to his appointment on October 5, 2004 as an officer of both the Company and Covanta Energy.

(5)	Reflects partial year commencing on February 24, 2005.

(6)	The amounts shown represent the full amount of the annual bonuses attributable to each year, which were generally paid in the first fiscal quarter of the following year.

(7)	Reflects the value of the restricted stock awarded pursuant to the terms and conditions of the employment agreements described below under “Employment Arrangements” on the date of grant.

During 2004, Messrs. Orlando, Abolt and Simpson received 49,656, 20,690 and 17,242 shares of the Company’s restricted stock, respectively, under such employment agreements. The restricted stock vests, subject to forfeiture and meeting certain performance-based metrics of Covanta Energy as approved by the Board, under their respective employment agreements in equal installments over three years, with the first 1/3 having vested on February 28, 2005 and the second 1/3 having vested on February 28, 2006.

Also includes restricted stock awarded to Messrs. Orlando, Abolt, Klett and Simpson pursuant to the Employees Plan on July 7, 2005, in the amounts of 48,000, 22,000, 20,000 and 19,200 shares of the Company’s restricted stock, respectively.

(8)	Includes for the fiscal year ending December 31, 2004: (a) contributions in the amount of $8,200 credited to the account balances of each of Messrs. Orlando and Simpson under the Company’s 401(k) Savings Plan; (b) a cash payment to Messrs. Orlando and Simpson in the amount of $16,971 and $6,858, respectively, representing the excess of the contribution that could have been made to each such individual’s Covanta 401(k) Savings Plan account pursuant to the formula applicable to all employees over the maximum contribution to such plan permitted by the Internal Revenue Code of 1976, as amended; (c) a cash payment to Messrs. Orlando and Simpson in the amount of $54,667 and $23,000, respectively, representing retention bonuses paid by Covanta Energy during 2004; and (d) payments and reimbursements for relocation expenses of Mr. Abolt.

Includes for the fiscal year ending December 31, 2005: (a) contributions in the amount of $8,400 credited to the account balances of each of Messrs. Orlando, Abolt, Klett and Simpson and $6,154 credited to the account balance of Mr. Bucks under the Company’s 401(k) Savings Plan; (b) a cash payment to each of Messrs. Orlando, Klett and Simpson in the amount of $22,781, $12,147 and $7,407, respectively, representing the excess of the contribution that could have been made to each such individual’s Covanta Energy 401(k) Savings Plan account pursuant to the formula applicable to all employees over the maximum contribution to such plan permitted by the Internal Revenue Code of 1976, as amended; and (c) a one-time cash bonus payment to Messrs. Orlando, Abolt, Klett and Simpson in the amount of $45,926, $18,621, $17,253 and $15,376, respectively, in connection with the acquisition of Covanta ARC Holdings, Inc. (collectively, with its subsidiaries “ARC Holdings”).
Option/ SAR Grants in Last Fiscal Year
      The stock options granted to the Company’s Named Executive Officers in 2005 are as follows:

					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options/SARs			Annual Rates of Stock
	Securities	Granted to			Price Appreciation or
	Underlying	Exercise			Option Term
	Options/SARs	Employees in	Price Per	Expiration
Name	Granted	2005	Share	Date	5%	10%

Anthony J. Orlando	0	0%	—	—	—	—

Craig D. Abolt	0	0%	—	—	—	—

John M. Klett	0	0%	—	—	—	—

Timothy J. Simpson	0	0%	—	—	—	—

Thomas E. Bucks	0	0%	—	—	—	—
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth the number of securities underlying unexercised options held by each of the Named Executive Officers and the value of such options at the end of 2005:

			Number of
			Securities Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options at
	Shares Acquired	Value	at Fiscal Year End	Fiscal Year End
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Anthony J. Orlando	13,458	$106,991	53,208/133,334	$405,977/$1,017,338

Craig D. Abolt	13,458	$106,991	14,875/56,667	$113,496/$432,369

John M. Klett	13,254	$104,309	11,746/50,000	$89,622/$381,500

Timothy J. Simpson	11,895	$94,565	13,105/50,000	$99,991/$381,500

Thomas E. Bucks	0	$—	0/0	$0/$0

Covanta Energy Pension Plan
      Messrs. Orlando, Abolt, Klett and Simpson participate in the Covanta Energy Pension Plan, a tax-qualified defined benefit plan of Covanta Energy subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Under the Covanta Energy Pension Plan each participant who meets the plan’s vesting requirements will be provided with an annual benefit at or after age 65 equal to 1.5% of the participant’s average compensation during the five consecutive calendar years of employment out of the ten consecutive calendar years immediately preceding the participant’s retirement date or termination date during which such average is the highest, multiplied by his total years of service earned prior to January 1, 2002. For years of service earned after December 31, 2001, the benefit formula has been reduced to coordinate with Social Security. The reduced benefit is equal to 0.95% of the participant’s average compensation up to the 35-year average of the Social Security wage base in effect during the 35-year period ending on the last day of the calendar year in which the participant’s Social Security normal retirement age is reached, plus 1.5% of the participant’s average compensation in excess of the 35-year average for each year of service earned after December 31, 2001 not to exceed 35 years of service. For each year of service exceeding 35 years earned after December 31, 2001, an additional benefit of 0.95% of final average compensation will be provided. Compensation includes salary and other compensation received during the year and deferred income earned, but does not include imputed income, severance pay, special discretionary cash payments or other non-cash compensation. The relationship of the covered compensation to the annual compensation shown in the Summary Compensation Table would be the Salary and Bonus columns. A plan participant who is at least age 55 and who retires after completion of at least five years of employment receives a benefit equal to the amount the participant would have received if the participant had retired at age 65, reduced by an amount equal to 0.5% of the benefit multiplied by the number of months between the date the participant commences receiving benefits and the date the participant would have commenced to receive benefits if he had not retired prior to age 65.
      Messrs. Orlando, Abolt, Klett and Simpson also participate in Covanta Energy’s Supplemental Benefit Plan, a deferred compensation plan that is not qualified for federal income tax purposes. Covanta Energy’s Supplemental Benefit Plan provides that, in the event that the annual retirement benefit of any participant in the Covanta Energy Pension Plan, determined pursuant to such plan’s benefit formula, cannot be paid because of certain limits on annual benefits and contributions imposed by the Internal Revenue Code, the amount by which such benefit must be reduced represent an unfunded liability and will be paid to the participant from the general assets of Covanta Energy.
      The following table shows the estimated annual retirement benefits payable in the form of a life annuity at age 65 under the Covanta Energy Pension Plan and Covanta Energy’s Supplemental Benefit Plan. Mr. Orlando has 18.7 years, Mr. Abolt has 1.6 years, Mr. Klett has 19.8 years and Mr. Simpson has 13.4 years of credited service under the Covanta Energy Pension Plan as of December 31, 2005 and had annual average earnings for the last five years of $660,838, $450,375, $378,256 and $376,490, respectively. Mr. Abolt’s earnings were averaged over two years of service. The table below shows the estimated annual retirement benefits payable at age 65. Effective January 1, 2002 the Covanta Energy Pension Plan was amended to: (a) coordinate benefits with Social Security, and (b) change the normal form of payment from a ten-year certain and continuous annuity to a single life annuity. Because each individual’s 35-year average of the Social Security wage base is different and because the January 1, 2002 plan changes apply only to service after 2001, the annual benefit illustrated is at the pre-coordination level (1.5%) on a single life annuity basis for all years of service. The annual benefit illustrated will not be materially impacted by the integration with the 35-year average of the social security wage base and the form of benefit change, as one will slightly decrease the annual benefit, and the other will slightly increase the annual benefit, resulting in no material impact. Since

Mr. Abolt’s service with the Company is all post-2001 service, the table of benefits overstates his pension benefit by approximately 6%.
COVANTA ENERGY PENSION PLAN
PROJECTED BENEFITS BASED ON SALARY AND SERVICE

Average Annual
Earnings in Highest 5
Consecutive Years Out	Estimated Annual Retirement Benefits Based on Years of Service
of 10 Consecutive Years
Preceding Retirement	5	10	15	20	25	30	35

$300,000	$22,500	$45,000	$67,500	$90,000	$112,500	$135,000	$157,500
320,000	24,000	48,000	72,000	96,000	120,000	144,000	168,000
340,000	25,500	51,000	76,500	102,000	127,500	153,000	178,500
360,000	27,000	54,000	81,000	108,000	135,000	162,000	189,000
380,000	28,500	57,000	85,500	114,000	142,500	171,000	199,500
400,000	30,000	60,000	90,000	120,000	150,000	180,000	210,000
420,000	31,500	63,000	94,500	126,000	157,500	189,000	220,500
440,000	33,000	66,000	99,000	132,000	165,000	198,000	231,000
460,000	34,500	69,000	103,500	138,000	172,500	207,000	241,500
480,000	36,000	72,000	108,000	144,000	180,000	216,000	252,000
500,000	37,500	75,000	112,500	150,000	187,500	225,000	262,500
520,000	39,000	78,000	117,000	156,000	195,000	234,000	273,000
540,000	40,500	81,000	121,500	162,000	202,500	243,000	283,500
560,000	42,000	84,000	126,000	168,000	210,000	252,000	294,000
580,000	43,500	87,000	130,500	174,000	217,500	261,000	304,500
600,000	45,000	90,000	135,000	180,000	225,000	270,000	315,000
620,000	46,500	93,000	139,500	186,000	232,500	279,000	325,500
640,000	48,000	96,000	144,000	192,000	240,000	288,000	336,000
660,000	49,500	99,000	148,500	198,000	247,500	297,000	346,500
680,000	51,000	102,000	153,000	204,000	255,000	306,000	357,000
700,000	52,500	105,000	157,500	210,000	262,500	315,000	367,500
720,000	54,000	108,000	162,000	216,000	270,000	324,000	378,000
740,000	55,500	111,000	166,500	222,000	277,500	333,000	388,500
760,000	57,000	114,000	171,000	228,000	285,000	342,000	399,000
780,000	58,500	117,000	175,500	234,000	292,500	351,000	409,500
800,000	60,000	120,000	180,000	240,000	300,000	360,000	420,000
      Effective January 1, 2006, both the Covanta Energy Pension Plan and Covanta Energy’s Supplemental Benefit Plan were amended to be frozen for future benefit accruals. No additional credited service will be earned after December 31, 2005; however, future pay increases will be reflected in the pension calculations.
Employment Arrangements
      Anthony J. Orlando was named President and Chief Executive Officer of the Company effective October 5, 2004. Other than the employment agreement and compensation matters described below, Mr. Orlando has not engaged in any reportable transactions with the Company or any of its subsidiaries during the last fiscal year, and he is not a party to any currently proposed transactions with the Company or its subsidiaries. Mr. Orlando does not have any family relationship with any other executive officer or director of the Company or its subsidiaries.
      Mr. Orlando continues to serve as the President and Chief Executive Officer of Covanta Energy, a position he has held since November 2003.
      The Company and Covanta Energy entered into a five-year employment agreement with Mr. Orlando, that commenced on October 5, 2004. Pursuant to his employment agreement, Mr. Orlando is entitled to an initial base salary of $400,000 per year and an annual target bonus of 80% of his base salary, depending upon Covanta Energy’s achievement of certain financial targets and other criteria approved by the Company’s Board. Mr. Orlando also received a grant of 49,656 shares of restricted stock, valued at $360,000 at the date of grant, and options to purchase 200,000 shares of the Company’s common stock at a price of $7.43 per share pursuant to the Employees Plan. The restricted stock vests in equal installments over three years, with 50% of such shares vesting in three equal annual installments that commenced on February 28, 2005, as long as Mr. Orlando is employed by the Company, and 50% vesting in accordance with Covanta Energy’s achievement of certain operating cash flow or other performance-based metrics of Covanta Energy as approved by the Board, which commenced on February 28, 2005. The options vest over three years in equal installments, that commenced on February 28, 2006, and were subsequently accelerated to begin vesting on March 21, 2005 with the remaining tranches continuing to vest on February 28, 2007 and February 28, 2008. Mr. Orlando’s employment is subject to non-compete, non-solicitation and confidentiality provisions as set forth in the employment agreement. In the event that Mr. Orlando is terminated for any reason other than for “cause,” he shall be entitled to payment of his average annual compensation, consisting of his then current annual base salary plus his average annual target bonus, for (a) 36 months if such termination occurs in the first three years of his employment contract, or (b) 24 months if such termination occurs in the last two years of his employment contract. Upon termination other than for “cause,” Mr. Orlando shall forfeit all rights and interests to any unvested equity awards, except for those equity awards that would otherwise vest within three months of the date of his termination. The employment agreement also provides for the acceleration of the vesting of the equity awards in the event of a change in control of the Company or Covanta Energy.
      Craig D. Abolt was named as the Senior Vice President and Chief Financial Officer of the Company effective October 5, 2004. Other than the employment agreement and compensation matters described below, Mr. Abolt has not engaged in any reportable transactions with the Company or any of its subsidiaries during the Company’s last fiscal year, and he is not a party to any currently proposed transactions with the Company. Mr. Abolt does not have any family relationship with any other executive officer or director of the Company.
      Mr. Abolt continues to serve as the Senior Vice President and Chief Financial Officer of Covanta Energy, a position he has held since June 2004. On April 5, 2006, Mr. Abolt and the Company executed a Transition and Separation Agreement (“Transition Agreement”), which provides, among other things, that on or before September 30, 2006, Mr. Abolt will be leaving the Company as further described below.
      The Company and Covanta Energy entered into a five-year employment agreement with Mr. Abolt, that commenced on October 5, 2004. Pursuant to his employment agreement, Mr. Abolt is entitled to an initial base salary of $325,000 per year and an annual target bonus of 55% of his base salary, depending upon Covanta Energy’s achievement of certain financial targets and other criteria approved by the Company’s Board. Mr. Abolt also received a grant of 20,690 shares of restricted stock, valued at $150,000 at the date of grant, and options to purchase 85,000 shares of the Company’s common stock at a price of $7.43 per share pursuant to the Employees Plan. The restricted stock vests in equal installments over three years, with 50% of such shares vesting in three equal annual installments that commenced on February 28, 2005, as long as Mr. Abolt is employed by the Company, and 50% vesting in accordance with Covanta Energy’s achievement of certain operating cash flow or other performance-based metrics of Covanta Energy as approved by the Board, as commenced on February 28, 2005. The options vest over three years in equal installments, as commenced on February 28, 2006 and were subsequently accelerated to begin vesting on March 21, 2005 with the remaining tranches continuing to vest on February 28, 2007 and February 28, 2008. Mr. Abolt’s employment is subject to non-compete, non-solicitation and confidentiality provisions as set forth in the employment agreement. In the event that Mr. Abolt is terminated for any reason other than for “cause,” he shall be entitled to payment of his average annual compensation, consisting of his then current annual base salary plus his average annual target bonus, for (a) 24 months if such termination occurs in the first two years of his employment contract, or (b) 18 months if such termination occurs in the last three years of his employment contract. Upon termination other than for “cause,” Mr. Abolt shall forfeit all rights and interests to any unvested equity awards, except for those equity awards that would otherwise vest within three months of the date of his termination. The employment agreement also provides for the acceleration of the vesting of the equity awards in the event of a change in control of the Company or Covanta Energy.

      In connection with Mr. Abolt’s pending departure from the Company, the Company, Covanta Energy and Covanta Projects, Inc. (“Projects” and collectively with the Company and Covanta Energy, the “Companies”) entered into the Transition Agreement with Mr. Abolt. The Transition Agreement provides that Mr. Abolt’s employment as Senior Vice President and Chief Financial Officer of the Companies will continue until the earlier of (a) the appointment of a successor Chief Financial Officer by the Company, or (b) September 30, 2006 (the “Termination Date”) and during such period Mr. Abolt shall assist in the search for and transition of a successor Chief Financial Officer and shall be entitled to undertake a search for new employment. For purposes of severance benefits and other continuing obligations under Mr. Abolt’s Employment Agreement dated October 5, 2004 described above (the “Employment Agreement”) with the Companies, the Companies and Mr. Abolt have mutually agreed that Mr. Abolt’s termination of employment shall be deemed to be without cause and that the Companies shall pay Mr. Abolt (a) 50% of the aggregate amount due to him pursuant to the Employment Agreement on the Termination Date and (b) the remaining 50% of the amounts due to Mr. Abolt under the Employment Agreement shall be paid pro-rata on a monthly basis (based on a 24-month period) following the Termination Date; provided, that the Companies shall pay Mr. Abolt a lump sum amount of all amounts then remaining due to him on March 15, 2007 in order to address uncertainties with respect to certain deferred compensation arrangements under section 409A of the Internal Revenue Code of 1986, as amended. As provided in the Employment Agreement, Mr. Abolt is also entitled to 24 months of continued health benefits. In addition, Mr. Abolt will be entitled to up to $30,000 of outplacement services, as provided under the Employment Agreement, with an additional $5,000 authorized to facilitate Mr. Abolt’s continued employment and contemporaneous search. Except as expressly modified by the Transition Agreement, all of the terms and conditions of the Employment Agreement, including the obligation to execute and deliver a general release and waiver to the Companies and restrictive covenants relating to confidentiality, non-competition and non-solicitation of customers and employees, shall remain in effect.
      Timothy J. Simpson has served as the Senior Vice President, General Counsel and Secretary of the Company since October 2004. Other than the employment agreement and compensation matters described below, Mr. Simpson has not engaged in any reportable transactions with the Company or its subsidiaries during the Company’s last fiscal year, and he is not a party to any currently proposed transactions with the Company. Mr. Simpson does not have any family relationship with any other executive officer or director of the Company.
      Mr. Simpson continues to serve as the Senior Vice President, General Counsel and Secretary of Covanta Energy, a position he has held since March 2004.
      The Company and Covanta Energy entered into a five-year employment agreement with Mr. Simpson, that commenced on October 5, 2004. Pursuant to his employment agreement, Mr. Simpson is entitled to an initial base salary of $240,180 per year and an annual target bonus of 45% of his base salary, depending upon Covanta Energy’s achievement of certain financial targets and other criteria approved by the Board. Mr. Simpson also received a grant of 17,242 shares of restricted stock, valued at $125,000 at the date of grant, and options to purchase 75,000 shares of the Company’s common stock at a price of $7.43 per share pursuant to the Employees Plan. The restricted stock vests in equal installments over three years, with 50% of such shares vesting in equal annual installments that commenced on February 28, 2005, so long as Mr. Simpson is employed by the Company, and 50% vesting in accordance with Covanta Energy’s achievement of certain operating cash flow or other performance-based metrics of Covanta Energy as approved by the Board, as commenced on February 28, 2005. The options vest over three years in equal installments, as commenced on February 28, 2006 and were subsequently accelerated to begin vesting on March 21, 2005 with the remaining tranches continuing to vest on February 28, 2007 and February 28, 2008. Mr. Simpson’s employment is subject to non-compete, non-solicitation and confidentiality provisions as set forth in the employment agreement. In the event that Mr. Simpson is terminated for any reason other than for “cause,” he shall be entitled to payment of his average annual compensation, consisting of his then current annual base salary plus his average annual target bonus, for (a) 24 months if such termination occurs in the first two years of his employment contract, or (b) 18 months if such termination occurs in the last three years of his employment contract. Upon termination other than for “cause,” Mr. Simpson shall forfeit all rights and interests to any unvested equity awards, except for those equity awards that would otherwise vest within three months of the date of his termination. The employment agreement also provides for the acceleration of the vesting of the equity awards in the event of a change in control of the Company or Covanta Energy.
      John M. Klett has served as Covanta Energy’s Senior Vice President, Operations, since March 2003. Prior thereto he served as Executive Vice President of Covanta Waste to Energy, Inc. for more than five years. Mr. Klett joined Covanta Energy in 1986. Other than the employment agreement and compensation matters described below, Mr. Klett has not engaged in any reportable transactions with the Company or its subsidiaries during the Company’s last fiscal year, and he is not a party to any currently proposed transactions with the Company. Mr. Klett does not have any family relationship with any other executive officer or director of the Company.
      Covanta Energy entered into five-year employment agreements with Mr. Klett that commenced on October 5, 2004. Pursuant to his employment agreements, Mr. Klett is entitled to an initial base salary of $276,340 per year and an annual target bonus of 50% of his base salary, depending upon Covanta Energy’s achievement of certain financial targets and other criteria approved by the Company’s Board. Mr. Klett also received a grant of 19,311 shares of restricted stock, valued at the date of grant at $140,000 and options to purchase 75,000 shares of the Company’s common stock at a price of $7.43 per share pursuant to the Employees Plan. The restricted stock vests in equal installments over three years, with 50% of such shares vesting in three equal annual installments that commenced on February 28, 2005, so long as Mr. Klett is employed by Covanta Energy, and 50% vesting in accordance with Covanta Energy’s achievement of certain operating cash flow or other performance-based metrics of Covanta Energy as approved by the Board, as commenced on February 28, 2005. The options vest over three years in equal installments, that commenced on February 28, 2006, and were subsequently accelerated to begin vesting on March 21, 2005 with the remaining tranches continuing to vest on February 28, 2007 and February 28, 2008. Mr. Klett’s employment is subject to non-compete, non-solicitation and confidentiality provisions as set forth in his employment agreement. In the event that Mr. Klett is terminated for any reason other than for “cause,” he shall be entitled to payment of his average annual compensation, consisting of his then current annual base salary plus his average annual target bonus, for (a) 24 months if such termination occurs in the first two years of his employment contract, or (b) 18 months if such termination occurs in the last three years of their employment contract. Upon termination other than for “cause,” Mr. Klett shall forfeit all rights and interests to any unvested equity awards, except for those equity awards that would otherwise vest within three months of the date of his termination. The employment agreement also provides for the acceleration of the vesting of the equity awards in the event of a change in control of the Company or Covanta Energy.
Compensation Committee Interlocks and Insider Participation
      None of Mr. Barse (Chair, after Mr. Sullivan), Mr. Bynoe, Mr. Sullivan (Chair, retired from the Board as of December 1, 2005) and Mr. Yeutter, the persons who served as members of the Compensation Committee in 2005, were, during that year or previously, an officer or employee of the Company or any of its subsidiaries or had any other relationship requiring disclosure herein, except as follows:
      David Barse was previously the President and Chief Operating Officer of the Company from July 1996 until July 24, 2002.
      Clayton Yeutter is a senior advisor to the law firm of Hogan & Hartson LLP, which provided Covanta Energy with certain legal services during 2005 and continues to do so in the current year. This relationship preceded the Company’s acquisition of Covanta Energy and Mr. Yeutter did not direct or have any direct or indirect involvement in the procurement or provision of such legal services and does not directly or indirectly benefit from fees for those services. The Board has determined that such relationship does not interfere with Mr. Yeutter’s exercise of independent judgment as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Employment Arrangements
      See the descriptions of the Company’s employment agreements with Anthony J. Orlando, Craig D. Abolt, John M. Klett and Timothy J. Simpson contained in “Executive Compensation — Employment Arrangements” above.
Related Party Agreements
      As part of the investment and purchase agreement dated as of December 2, 2003 pursuant to which the Company agreed to acquire Covanta Energy, the Company arranged for a new replacement letter of credit facility for Covanta Energy, secured by a second priority lien on Covanta Energy’s available domestic assets, consisting of commitments for the issuance of standby letters of credit in the aggregate amount of $118 million. This financing was provided by SZ Investments, Third Avenue and Laminar, then a significant creditor of Covanta Energy (collectively, SZ Investments, Third Avenue and Laminar are referred to as the “Bridge Lenders”).
      Each of SZ Investments, Third Avenue Trust and Laminar, or an affiliate own over 5% of the Company’s common stock. Samuel Zell, current Chairman and former Chief Executive Officer of the Company, and William Pate, a former Chairman and current director of the Company, are affiliated with SZ Investments. David Barse, a current director of the Company, is affiliated with Third Avenue.
      The Company obtained the financing for the Company’s acquisition of Covanta Energy pursuant to a note purchase agreement dated December 2, 2003, from the Bridge Lenders. Pursuant to the note purchase agreement, the Bridge Lenders provided the Company with $40 million of bridge financing in exchange for notes the Company issued. The Company repaid these notes with the proceeds from a rights offering of the Company’s common stock which was completed in June 2004 and in connection with the conversion of a portion of the note held by Laminar into 8.75 million shares of the Company’s common stock pursuant to the note purchase agreement. In consideration for the $40 million of bridge financing and the arrangement by the Bridge Lenders of the $118 million second lien credit facility and the arrangement by Laminar of a $10 million international revolving credit facility secured by Covanta Energy’s international assets, the Company issued to the Bridge Lenders an aggregate of 5,120,853 shares of the Company’s common stock during 2004. During the term of this financing and prior to its termination on June 24, 2005, Covanta Energy paid to the agent bank for this facility an upfront fee of $2.36 million and a commitment fee equal to 0.5% per annum of the daily calculation of available credit, an annual agency fee of $30,000 and, with respect to each issued letter of credit, an amount equal to 6.5% per annum of the daily amount available to be drawn under such letter of credit. The second lien facility was terminated with the refinancing of its indebtedness in connection with the ARC Holdings acquisition.
      Pursuant to a registration rights agreement, dated as of December 2, 2003, the Company filed a registration statement at the Company’s expense with the SEC to register the shares of common stock issued to the Bridge Lenders under the note purchase agreement. The registration statement was declared effective on August 24, 2004 and the Company filed with the SEC a post-effective amendment to that registration statement that was declared effective on March 20, 2006.
      As part of the negotiations with Laminar and Laminar becoming a 5% stockholders of the Company, pursuant to a letter agreement dated December 2, 2003, Laminar agreed to transfer restrictions on the shares of common stock that Laminar acquired pursuant to the note purchase agreement. Further, in accordance with the transfer restrictions contained in Article Fifth of the Company’s certificate of incorporation restricting the resale of the Company’s common stock by 5% stockholders, the Company agreed with Laminar to provide it with limited rights to resell the common stock that it holds. As of March 10, 2006, Laminar was permitted to sell up to 20% of the Company’s outstanding shares, or all of the shares of the Company’s common stock then held by it.

      Also in connection with the financing for the acquisition of Covanta Energy, the Company agreed to pay up to $0.9 million in the aggregate to the Bridge Lenders as reimbursement for expenses incurred by them in connection with the note purchase agreement.
      The note purchase agreement and other transactions associated with the Covanta Energy acquisition involving SZ Investments, Third Avenue and Laminar were negotiated, reviewed and approved by a special committee of the Board composed solely of disinterested directors and advised by independent legal and financial advisors.
      On January 31, 2005, the Company entered into a stock purchase agreement with ARC Holdings, and ARC Holdings’ stockholders to purchase the issued and outstanding shares of ARC Holdings capital stock. Under the terms of the stock purchase agreement, the Company paid approximately $747 million, including transaction costs, for the stock of ARC Holdings and the assumption of the consolidated net debt of ARC Holdings, which was approximately $1.3 billion ($1.5 billion of consolidated indebtedness net of $0.2 billion of cash and restricted cash), resulting in an enterprise value of approximately $2 billion for ARC Holdings. The transaction was completed on June 24, 2005 and ARC Holdings is now a wholly-owned subsidiary of Covanta Energy. The Company financed the purchase of ARC Holdings through a combination of debt and equity financing. The equity component of the financing consisted of an approximate $400 million offering of rights to purchase the Company’s common stock to all of the Company’s existing stockholders (the “ARC Holdings Rights Offering”). In the ARC Holdings Rights Offering, the Company’s existing stockholders were issued rights to purchase the Company’s stock on a pro rata basis, with each holder entitled to purchase 0.9 shares of the Company’s common stock at an exercise price of $6.00 per full share for each share of the Company’s common stock then held.
      SZ Investments (and its affiliate Fund 05-07), Third Avenue and Laminar, then representing ownership of approximately 40% of the Company’s outstanding common stock, each separately committed to participate in the ARC Holdings Rights Offering and acquire their respective pro rata portion of the shares. As consideration for their commitments, the Company paid each of these stockholders an amount in cash equal to 1.75% of their respective equity commitments, which in the aggregate was $2.8 million. The Company agreed to amend the existing registration rights agreement to provide these stockholders with the right to demand that the Company undertake an underwritten offering within twelve months of the closing of the acquisition of ARC Holdings in order to provide such stockholders with liquidity. The equity commitments and related agreements involving SZ Investments, Third Avenue and Laminar were negotiated, reviewed and approved by a special committee of the Board composed solely of disinterested directors and advised by independent legal and financial advisors.
      As part of the Covanta Energy acquisition, the Company agreed to and conducted an offering for up to 3.0 million shares of its common stock at a purchase price of $1.53 per share (the “9.25% Offering”). The 9.25% Offering was made solely to those holders of Covanta Energy’s 9.25% Debentures (which had been issued prior to its bankruptcy) who had voted in favor of Covanta Energy’s second reorganization plan on January 12, 2004 or were otherwise authorized to participate by the bankruptcy court. Laminar held a portion of such debentures and was entitled to participate in the 9.25% Offering. On January 31, 2005, the Company entered into a letter agreement with Laminar pursuant to which the Company agreed that if the 9.25% Offering had not closed prior to the record date for the ARC Holdings Rights Offering, then it would revise the 9.25% Offering so that the holders that participated in the 9.25% Offering would be offered additional shares of the Company’s common stock at the same purchase price as in the ARC Holdings Rights Offering and in an amount equal to the number of shares of the Company’s common stock that such holders would have been entitled to purchase in the ARC Holdings Rights Offering if the 9.25% Offering was consummated on or prior to the record date for the ARC Holdings Rights Offering. Accordingly, the Company restructured the offering to offer up to an additional 2.7 million contingently issuable shares at $6.00 per share. The 9.25% Offering was completed on February 24, 2006 and Laminar exercised its rights to purchase a total of 633,380 shares.
      SZ Investments, a company affiliated with Samuel Zell, the former Chief Executive Officer and current Chairman of the Board, and William Pate, a former Chairman of the Board and a current director of the

Company, was a holder through its affiliate, HYI Investments, L.L.C. (“HYI”), of approximately 42% of the senior notes and payment-in-kind notes of ACL, a former unconsolidated subsidiary of the Company. ACL emerged from Chapter 11 bankruptcy proceedings in 2004 with its plan of reorganization being confirmed without material condition as of December 30, 2004 and effective as of January 11, 2005. Pursuant to the terms of ACL’s plan of reorganization the notes held by HYI were converted into equity of ACL. The holders of ACL’s senior notes were among the class of grantors of the ACL warrants to subsidiaries of the Company, which during October 2005 were exercised and the Company’s interest in ACL was liquidated.
      Following ACL’s emergence from bankruptcy, the Company sold its entire 50% interest in Vessel Leasing LLC to ACL for $2.5 million on January 13, 2005. The price and other terms and conditions of the sale were negotiated on an arm’s length-basis for the Company by a special committee of the Board composed solely of disinterested directors and advised by independent legal counsel.
      Clayton Yeutter, a current director of the Company, is senior advisor to the law firm of Hogan & Hartson LLP. Hogan & Hartson has provided Covanta Energy with certain legal services for many years including 2005. This relationship preceded the Company’s acquisition of Covanta Energy and Mr. Yeutter did not direct or have any direct or indirect involvement in the procurement, provision, oversight or billing of such legal services and does not directly or indirectly benefit from those fees. The Board has determined that such relationship does not interfere with Mr. Yeutter’s exercise of independent judgment as a director.
      Covanta Energy holds a 26% investment in Quezon Power, Inc. in the Philippines (“Quezon”). Covanta Energy and Quezon are both party to an agreement in which Covanta Energy assumed responsibility for the operation and maintenance of Quezon’s coal-fired electricity generation facility. For the fiscal years ended December 31, 2005 and 2004, Covanta Energy, subsequent to their acquisition by Covanta, collected $29.5 million and $34.7 million, respectively, for the operation and maintenance of the facility. As of December 31, 2005 the net amount due from Quezon was $0.1 million and as of December 31, 2004, the net amount due to Quezon related to the operation and maintenance of the facility was $3.8 million, which reflected advance payments made by Quezon.
BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board is currently comprised of three independent directors. Each of the directors has been determined to be independent under applicable New York Stock Exchange listing standards. Joseph Sullivan, an independent director, served as Chair of the Compensation Committee until his retirement from the Board on December 1, 2005. David Barse became a member of the Compensation Committee effective as of the Company’s listing of its shares on the New York Stock Exchange and he also succeeded Mr. Sullivan as Chair of the Compensation Committee following Mr. Sullivan’s retirement. The Compensation Committee provided the following report on executive compensation during 2005 as required by applicable securities regulations and the Compensation Committee’s charter:
Executive Compensation Generally
      The Compensation Committee’s overriding goal continues to be to structure compensation in a way that will attract and retain highly qualified individuals who will conduct the business of the Company in a manner that will maximize stockholder value. To advance this goal, the Compensation Committee has attempted to align compensation with the Company’s performance, while recognizing that the Company’s performance is largely dependent upon the performance of Covanta Energy, its largest subsidiary. Within this framework, the Company’s compensation structure is comprised of three elements: base salary, a cash bonus, and for approximately 104 employees, including executive officers, equity awards in the form of restricted shares of the Company’s common stock. With the Company’s acquisition of ARC Holdings in 2005, the number of participants in the Company’s equity award program in 2006 will increase significantly. A very significant component of the executive officers’ cash bonus and restricted stock compensation is performance-based.

      In 2005, the Compensation Committee consulted with independent, outside advisors and compensation consultants. The Compensation Committee also reviewed compensation information of other publicly held companies in the waste and/or energy industries with comparable annual revenues. In general, the Compensation Committee’s objective was to provide the Company’s senior employees, including its executive officers with a compensation package that would generally target the 50th percentile of employees serving comparable functions in the reviewed companies.
      During 2005, executive officers were granted awards in the form of restricted stock, which vest ratably over a period of three years following the date of grant. In 2005 and consistent with previously stated goals, the Compensation Committee increased the proportion of such grants that vest on the basis of performance measures from 50% to 66%. In addition, the Compensation Committee tied the payment of cash bonuses to the satisfaction of the same financial performance measures. Accordingly, the vesting of restricted stock and the award of cash bonuses to executive officers in 2005 were predicated upon the satisfaction of certain pre-designated thresholds and targets of two financial measures important to the Company’s performance in 2005 and its ability to reduce the debt incurred in connection with the acquisitions of Covanta Energy and ARC Holdings: (1) adjusted earnings before interest, taxes, depreciation and amortization; and (2) cash available to service debt. Further, vesting in subsequent years of previously issued restricted stock awards is tied to the financial performance of the Company and Covanta Energy in such subsequent years based upon financial measures approved by the Compensation Committee in each subsequent year. For example, for 2006 the Compensation Committee has adopted new financial measures and targets based upon satisfaction in 2006 of projected (1) adjusted earnings before interest, taxes, depreciation and amortization, as such term is used and defined in a financial covenant in its credit agreements; and (2) free cash flow, defined as cash flow from operating activities less purchases of property, plant and equipment.
      In addition to the compensation outlined above, each of the executive officers that has entered into an employment agreement has a severance arrangement as part of his employment agreement. This severance arrangement provides that, in the event the executive officer is terminated without cause, resigns for good reason, or ceases employment due to death or disability (as those terms are defined in the employment agreement), the executive officer will be entitled to receive his base salary and annual bonus for a period of 36 or 24 months for the chief executive officer and 24 or 18 months for other executives, depending on the timing of termination. Additionally, in the event of certain changes of control (as set forth in the employment agreement), an executive officer will be entitled to immediate vesting of his stock options and restricted stock. The Compensation Committee believes that these protections for its executive officers are common among similarly situated companies and are necessary and reasonable to attract and retain highly qualified executives.
Chief Executive Officer Compensation
      Mr. Orlando’s compensation package for 2005 consisted of (1) annual base salary of $425,000, (2) a target cash bonus of 80% of his base salary, subject to and based on achievement against performance metrics approved by the Compensation Committee and described above, and (3) a restricted stock grant valued at $600,000, vesting over three years with 34% time-based and 66% performance-based. Based upon the Company’s performance in 2005, which exceeded target amounts set by the Compensation Committee and included Mr. Orlando’s leadership and direction in the successful acquisition of ARC Holdings, the Compensation Committee awarded Mr. Orlando a cash bonus of $506,000. As discussed above, Mr. Orlando’s compensation package was determined by the Compensation Committee in accordance with its stated goals and targeted generally to the 50th percentile of chief executive officers of other publicly held companies in the waste and/or energy industries with annual revenues adjusted to approximately $1.2 billion.
Conclusion
      Based on its review of all components of the compensation of the executive officers of the Company and its review of the compensation of executive officers of similar companies as discussed above, the Compensation Committee finds the total compensation paid to its executive officers (including potential payouts upon change-in-control and severance events) to be reasonable to attract and retain highly qualified executives.

      Finally, the Compensation Committee notes that section 162(m) of the Code, in most circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. Due to the performance-based criteria applied to a significant portion of the executive officers compensation, including the chief executive officer, all of the 2005 compensation paid to the executive officers named in the Summary Compensation Table qualified for deductibility under section 162(m).

The Covanta Holding Corporation Compensation Committee:

David M. Barse, Chair
Peter C.B. Bynoe
Clayton Yeutter
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors. Each of the current directors is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written charter and key practices approved by the Board. A copy of the charter and key practices is attached hereto as Exhibit B and is also available on the Company’s website at www.covantaholding.com.
      Management is responsible for the Company’s internal controls and financial reporting process. Ernst & Young LLP (“Ernst & Young”), a registered independent public accounting firm and the Company’s independent auditors for 2005, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In connection with these responsibilities, the Audit Committee met with management and Ernst & Young to review and discuss the December 31, 2005 financial statements. The Audit Committee also discussed with Ernst & Young the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosure from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young the firm’s independence.
      Based upon the Audit Committee’s discussions with management and Ernst & Young, and the Audit Committee’s review of the representations of management and Ernst & Young, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The Covanta Holding Corporation Audit Committee:

Richard L. Huber, Chair
William C. Pate
Jean Smith

INDEPENDENT AUDITOR FEES
      The following table shows the aggregate fees that the Company incurred for audit, audit-related, tax and other services rendered by Ernst & Young LLP for the years ended December 31, 2005 and 2004 (in thousands of dollars):

	2005	2004

Audit Fees	$7,577	$6,052

Audit-Related Fees	496	53

Tax Fees	525	317

All Other Fees	—	—

Total	$8,598	$6,422

      Audit Fees. This category includes the fees for professional services performed by Ernst & Young for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for both 2005 and 2004. Fees also include audits of effectiveness of international controls, statutory and financial audits for subsidiaries of the Company and reviews of registration statements filed by the Company. Fees in 2004 related to audits of effectiveness of internal controls, accounting consultations and reviews of registration statements filed by the Company have been reclassified from “Audit-Related Fees” to “Audit Fees” to be consistent with the 2005 presentation.
      Audit-Related Fees. This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of an audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” In 2005 and 2004, these services were related principally to financial statement audits of employee benefit plans as well as other due diligence related services in connection with the acquisition of ARC Holdings in 2005.
      Tax Fees. This category consists of professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning. The services for fees under this category in 2005 and 2004 were related principally to tax compliance services for U.S. federal and state income tax returns and tax planning and advisory services for the Company and its subsidiaries. Fees in 2004 related to tax advice in connection with the Covanta Energy acquisition have been reclassified from “Audit-Related Fees” to “Tax Fees” to be consistent with the 2005 presentation.
      All Other Fees. This category consists of any other products or services provided by Ernst & Young not described above. Ernst & Young did not bill any fees that would be categorized as “All Other Fees” during 2005 or 2004.
Audit Committee’s Pre-Approval Policies and Procedures
      In March 2004, the Board, upon the recommendation of the Audit Committee, adopted an amended and restated Audit Committee Charter and Audit Committee Key Practices, which require the Audit Committee to pre-approve all permitted non-audit services. It is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Company by the Company’s independent auditors primarily to tax services and merger and acquisition due diligence and integration services, and then only when the services offered by the auditor’s firm are more effective or economical than services available from other providers, and, to the extent possible, only after competitive bidding for such services.
      In pre-approving the services generating fees in 2005, the Audit Committee did not rely on the de minimis exception to the SEC pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services.

      In June 2005, the Audit Committee adopted an Audit and Non-Audit Service Pre-Approval Policy (the “Pre-Approval Policy”) for all permitted services the Company’s independent auditors may perform for the Company. The Pre-Approval Policy provides for the general approval of specific types of services and gives detailed guidance as to the specific types of services eligible for general pre-approval within each of the specifically designated categories of services and provides for maximum dollar amounts for such pre-approved services. Any additional services not described in the Pre-Approval Policy or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policy for that specified year will require the further advance review and approval of the Audit Committee. Pre-approval of services is generally provided for up to one year. The Audit Committee has delegated the authority to grant any such additional required approval to its Chair between meetings of the Audit Committee, provided that the Chair reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee. The Pre-Approval Policy prohibits the Audit Committee from delegating to the Company’s management the Audit Committee’s responsibilities to pre-approve services performed by the independent auditors.

PERFORMANCE GRAPH
      The following graph sets forth a comparison of the yearly percentage change in the Company’s cumulative total stockholder return on common stock with the Standard & Poor’s 500 Stock Index,* the NASDAQ Financial Sub Index** and the Dow Jones Waste & Disposal Services Index (“DJ Waste & Disposal Services Index”).*** The foregoing cumulative total returns are computed assuming (a) an initial investment of $100, and (b) the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The Company has never paid any dividends on shares of common stock. The graph below reflects comparative information for the five fiscal years of the Company beginning with the close of trading on December 31, 2000, and ending December 31, 2005. The stockholder return reflected below is not necessarily indicative of future performance.
      In previous years the Company has compared its cumulative stockholder returns to the Standard & Poor’s 500 Stock Index and the NASDAQ Financial Sub Index; however, due to the significance of the Covanta Energy and ARC Holdings acquisitions to its business, the Company has determined that the DJ Waste & Disposal Services Index is a more appropriate index for such comparison than the NASDAQ Financial Sub Index. Therefore in this proxy statement, the Company has added DJ Waste & Disposal Services Index to the comparison of its cumulative stockholder returns and intends to discontinue the use of the NASDAQ Financial Sub Index after this proxy statement.

*	The Standard & Poor’s 500 Stock Index is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

**	The NASDAQ Financial Sub Index (“NFSI”) is maintained by NASDAQ. As described by NASDAQ, the NFSI consists of 100 large financial organizations listed on the NASDAQ National Market.

***	The DJ Waste & Disposal Services Index is maintained by is Dow Jones & Company, Inc. (“Dow Jones”). As described by Dow Jones, the DJ Waste & Disposal Services Index consists of providers of pollution control and environmental services for the management, recovery and disposal of solid and hazardous waste materials, such as landfills and recycling centers.

PROPOSALS BY STOCKHOLDERS
      In order for a proposal of a stockholder to be included in the proxy statement and form(s) of proxy relating to the Company’s 2007 annual meeting, the proposal must be received by the Company no later than December 28, 2006. In order to be considered for stockholder action at the Company’s 2007 annual meeting, a proposal of a stockholder must be received by the Company at its principal executive offices no later than March 13, 2007. All stockholder proposals should be directed to the attention of the Secretary of the Company at the Company’s principal offices as set forth on the first page of this proxy statement.
      Timely receipt of a stockholder’s proposal will satisfy only one of various conditions established by the SEC for inclusion in the Company’s proxy materials.
INCORPORATION BY REFERENCE
      The Report of the Compensation Committee of the Board on Executive Compensation, the Audit Committee Report (including reference to the independence of the members of the Audit Committee) and the Stock Price Performance Graph above are not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.
ANNUAL REPORT
      The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, is being mailed together with this proxy statement to all stockholders of record. Upon the written request of any stockholder, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the SEC. Written requests may be made to Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey, 07004 Attention: Investor Relations.

By Order of the Board of Directors

Covanta Holding Corporation

Timothy J. Simpson
Secretary
Dated: April 27, 2006

EXHIBIT A
ATTACHMENT A TO BOARD OF DIRECTORS’ CORPORATE
GOVERNANCE GUIDELINES
INDEPENDENCE STANDARDS
      1. New York Stock Exchange Standards of Independence A Director is considered independent under the New York Stock Exchange criteria if the Board of Directors finds that the Director has no material relationship with the Company. Under the New York Stock Exchange rules, a Director will not be considered independent if, within the past three years:

•	the Director has been employed by the Company, either directly or through a personal or professional services agreement;

•	an immediate family member of the Director was employed by the Company as an executive officer;

•	the Director receives more than $100,000 per year in direct compensation from the Company, other than for service as an interim chairman or CEO and other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	an immediate family member of the Director receives more than $100,000 per year in direct compensation from the Company, other than for service as a non-executive employee and other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the Director was affiliated with or employed by the Company’s independent auditor;

•	an immediate family member of the Director was affiliated with or employed in a professional capacity by the Company’s independent auditor;

•	a Company executive officer has served on the compensation committee of a company that, at the same time, employed the Director or an immediate family member of the Director as an executive officer; or

•	the Director is employed, or the immediate family member of a Director is employed as an executive officer of another company and the annual payments to, or received from the Company exceed in any single fiscal year the greater of $1 million or 2% of such other company’s consolidated gross annual revenues.
      2. Categorical Standards of Independence
      The Board of Directors has established the following additional categorical standards of independence to assist it in making independence determinations:
      Business Relationships. Any payments by the Company to a business employing, or 10% or more owned by, a Director or an immediate family member of a Director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a Director’s independence:

•	if a Director (or an immediate family member of the Director) is an officer of another company that does business with the Company and the annual sales to, or purchases from the Company during such company’s preceding fiscal year are less than 1% of the gross annual revenues of such company;

•	if the Director (or an immediate family member of the Director) is an officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of such other company;

A-1

•	if a Director is a partner of or of counsel to a law firm, the Director (or an immediate family member of the Director) does not personally perform any legal services for the Company, and the annual fees paid to the firm by the Company during such firm’s preceding fiscal year do not exceed 2% of the firm’s gross revenues for that firm’s last full fiscal year;

•	if a Director is a partner, officer or employee of an investment bank or consulting firm, the Director (or an immediate family member of the Director) does not personally perform any investment banking or consulting services for the Company, and the annual fees paid to the firm by the Company during such firm’s preceding fiscal year do not exceed 2% of the investment banking or consulting firm’s consolidated gross revenues for that firm’s last full fiscal year.
      Charitable Relationships. If a Director or immediate family member is a director or trustee of a charitable organization and the Company’s discretionary charitable contributions to the organization are one percent or less of that organization’s total charitable receipts during such organization’s preceding fiscal year.
      For relationships that exceed the thresholds set forth above, the determination of whether the relationship is material or not, and therefore whether the Director would be an Independent Director, shall be made by the Independent Directors. For example, if a Director is the CEO of a company that is indebted to the Company in excess of 1% of that company’s total consolidated assets, the Independent Directors could determine, after considering all of the relevant circumstances, that such a relationship was immaterial, and that therefore the director would be an Independent Director.

A-2

EXHIBIT B
COVANTA HOLDING CORPORATION
AUDIT COMMITTEE CHARTER
(As of October 2005)
      The Audit Committee of the Board of Directors of Covanta Holding Corporation shall consist of a minimum of three Directors. Members of the Audit Committee shall be appointed annually by the Board of Directors upon the recommendation of the Nominating Committee and may be removed or replaced by the Board of Directors in its discretion. The members of the Audit Committee shall meet the independence and financial experience requirements for Audit Committee members under the rules of the New York Stock Exchange (“NYSE”) and applicable SEC rules and regulations.
      The purpose of the Audit Committee shall be to assist the Board of Directors in its oversight of the integrity of the financial statements and accounting processes of the Corporation, of the Corporation’s compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor, and of the performance of the Corporation’s internal audit function and independent auditors.
      In furtherance of this purpose, the Audit Committee shall have the following authority and responsibilities:

1. To discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or NYSE requirements.

2. To discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

3. To recommend, for shareholder ratification, the independent auditor to examine the Corporation’s accounts, controls and financial statements. The Audit Committee shall have the sole authority and responsibility to select, oversee, compensate, evaluate and if necessary replace the independent auditor. The Audit Committee shall review and evaluate the lead partner of the independent auditor. The Audit Committee shall have the sole authority to approve all audit engagement fees and terms and the Audit Committee, or a member of the Audit Committee, must pre-approve any non-audit service provided to the Corporation by the Corporation’s independent auditor.

4. To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Corporation’s risk assessment and risk management policies, including the Corporation’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

5. To review the Corporation’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Corporation’s financial statements, including alternatives to, and the rationale for, the decisions made.

6. To review and approve the internal corporate audit staff functions and internal audit and financial control procedures.

7. To review, with the Corporation’s chief financial officer or such others as the Audit Committee deems appropriate the Corporation’s internal system of audit and financial controls and the results of internal audits.

8. To obtain and review at least annually a formal written report from the independent auditor delineating: the auditing firm’s internal quality-control procedures; any material issues raised within the preceding five years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry to investigation relating to any audit conducted by the firm. The

Audit Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews.

9. To annually obtain, in order to assess auditor independence, a written statement from the Corporation’s independent auditor that delineates all relationships between the independent auditor and the Corporation, and to review such written statement and present its findings to the Board of Directors.

10. To prepare and publish an annual Audit Committee report in the Corporation’s proxy statement and SEC periodic reports.

11. To set policies for the hiring of employees or former employees of the Corporation’s independent auditor.

12. To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Corporation. This should include regular reviews of the compliance processes in general and the corporate ombudsman process in particular. In connection with these reviews, the Audit Committee will meet, as deemed appropriate, with the general counsel and other Corporation officers or employees.

      The Audit Committee shall meet separately at least quarterly with management, with the internal audit staff and also with the Corporation’s independent auditors.
      The Audit Committee shall have authority to retain such outside counsel, experts and other advisors as the Audit Committee may deem appropriate in its sole discretion. The Audit Committee shall have sole authority to approve and receive funding for related fees and retention terms.
      The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
      The Audit Committee shall report its recommendations to the Board of Directors after each Audit Committee meeting and shall conduct and present to the Board of Directors an annual performance evaluation of the Audit Committee. The Audit Committee shall review at least annually the adequacy of this Charter and internal control procedures and recommend any proposed changes to the Board of Directors for approval.
      The Audit Committee may adopt such additional procedures, consistent with this Charter, as the Audit Committee deems appropriate.
      This Audit Committee Charter will be made available on the Corporation’s website at www.covantaholding.com.
COVANTA HOLDING CORPORATION
AUDIT COMMITTEE KEY PRACTICES
(As of October 2005)
      The Audit Committee has adopted the following key practices to assist it in undertaking the functions and responsibilities set forth in its charter:

1. Meetings. The Audit Committee will meet at least 4 times a year, generally on a day different than the regularly scheduled Board of Directors meeting to allow time for in-depth discussion.

2. Review of Financial Statements. The Audit Committee will review the Corporation’s 10-K in detail with the CEO, the CFO and the full Board of Directors. The Audit Committee will meet to review the Corporation’s 10-Q’s with the CFO. These reviews will include the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in the periodic reports. The independent auditor will be present at these meetings. The Audit Committee will prepare any report required to be included in public filings by an audit committee pursuant to SEC rules or New York Stock Exchange Requirements.

3. Quarterly Review of CEO and CFO Certification Process. In conjunction with its reviews of the 10-K’s and 10-Q’s, the Audit Committee will also review the process for the CEO and CFO quarterly certifications required by the SEC with respect to the financial statements and the Corporation’s disclosure and internal controls, including any material changes or deficiencies in such controls.

4. Review of Earnings Releases and Information Provided to Analysts and Rating Agencies. The CFO shall review earnings releases with the Chairman of the Audit Committee prior to their release to the public. Prior to the event, the CEO or the CFO shall review with the Audit Committee, or the full Board of Directors, the substance of any presentations to analysts or rating agencies which constitute a shift in Corporation strategy or outlook. In addition, the CEO or CFO shall review subsequently with the Audit Committee, or the full Board of Directors, a summary of major presentations that have been given to analysts or rating agencies that do not constitute a shift in strategy or outlook.

5. Approval of Audit and Non-audit Services. In addition to approving the engagement of the independent auditor to audit the Corporation’s consolidated financial statements, the Audit Committee will approve all use of the Corporation’s independent auditor for non-audit services prior to any such engagement. To minimize relationships which could appear to impair the objectivity of the independent auditor, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Corporation by the Corporation’s independent auditor primarily to tax services and merger and acquisition due diligence and integration services. The Corporation will obtain such limited non-audit services from the Corporation’s auditor as permitted by New York Stock Exchange rules and SEC rules and regulations and only when the services offered by the auditor’s firm are more effective or economical than services available from other providers, and, to the extent possible, only following competitive bidding for such services. The Audit Committee has also adopted policies and procedures for pre-approving all non-audit performed by the Corporation’s independent auditor.

6. Hiring Guidelines for Independent Auditor Employees. The Audit Committee has adopted the following practices regarding the hiring by the Corporation of any new partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance to the Corporation’s independent auditor on any aspect of their certification of the Corporation’s financial statements. “Audit assurance” includes all work that results in the expression of an opinion on financial statements, including audits of statutory accounts.

(a) No member of the audit team that is auditing the Corporation or a Corporation business can be hired into either entity or into a position to which that business reports for a period of 2 years following association with that audit.

(b) No former employee of the independent auditor may sign the Corporation’s or an affiliate’s SEC filing for 5 years following employment with the independent auditor.

(c) No former employee of the independent auditor may be named a Corporation or major affiliate officer for 3 years following employment by the independent auditor.

(d) The Corporation’s CFO must approve all executive-level and higher hires from the independent auditor.

(e) The Corporation’s CFO shall report annually to the Audit Committee the profile of the preceding year’s hires from the independent auditor.

7. Process for Handling Complaints About Accounting Matters. As part of the Board of Director’s procedure for receiving and handling complaints or concerns about the Corporation’s conduct, the Audit Committee has established the following procedures for: (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters.

(a) To facilitate the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing standards, the Corporation may engage a consultant for security matters to establish (i) a post office box to which such complaints may be addressed. Such post office box shall not be used for any other purpose, and/or (ii) a toll-free confidential telephone hot-line for employees to call.

(b) Immediately upon management’s receipt of complaints regarding accounting, internal accounting controls or auditing matters, shall forward a copy thereof (or if received orally, a memorandum describing such communication) to the Corporation’s general counsel, who shall maintain a copy of all such communications in his or her records for a period of three years.

(c) Upon receipt of such complaints, the general counsel shall immediately forward a copy of the complaint to the Chairman of the Audit Committee and as soon thereafter as practical, management’s response to the communication.

(d) The Chairman of the Audit Committee may take such further action as he or she deems necessary to obtain further information in regard to such complaint from the person making the complaint, from management or from the Corporation’s independent auditors as he or she deems appropriate.

(e) Unless the Chairman of the Audit Committee determines that such complaint is without merit, he or she will refer such complaint to the Audit Committee at its next scheduled meeting, or sooner if he or she determines a special meeting for consideration of the complaint is appropriate.

(f) The Audit Committee shall review the complaint and in such review may discuss the complaint with management and the independent auditors and take such actions as it deems necessary, which may include: (i) determining that such complaint is without merit, (ii) asking the complainant, management or the independent auditors for additional information, (iii) responding to the complaint, (iv) directing management or the independent auditors to make changes to the Corporation’s financial statements or accounting or auditing procedures, and (v) taking such other actions as they deem necessary or appropriate.

(g) The availability of the post office box and its address, as well as the telephone number of the confidential hot-line, will be published in the Corporation’s Code of Business Conduct and Ethics.

(h) Access to such post office box shall only be by such consultant for securities matters, if any, and the Corporation’s general counsel.

(i) Anything received in such post office box shall not be opened by such consultant and shall promptly be forwarded to the Chairman of the Audit Committee.

(j) The Chairman of the Audit Committee shall inform management of the substance of such employee communication in a manner which will not reveal the identity of the employee. Thereafter, the communication will be processed as described in paragraphs above.

(k) In effecting these procedures, the Audit Committee may obtain advice from the Corporation’s legal counsel or from counsel retained by the Audit Committee.

8. Audit Committee Memberships. The Audit Committee has determined that in view of the increasing demands and responsibilities of the Audit Committee, members of the Audit Committee should not serve on more than two additional Audit Committees of other public companies, and the Chairman of the Audit Committee should not serve on more than two other audit committees of a public company, unless the Board of Directors determines that such simultaneous service would not impair the relevant individual’s ability to effectively serve on the Audit Committee. Existing relationships exceeding these limits may continue in place provided that the full Board of Directors determines that such relationships do not impair the member’s ability to serve effectively on the Audit Committee.

9. Code of Ethics for CEO and Senior Financial Officers. Corporation’s Audit Committee shall annually acknowledge that they shall abide by the Corporation’s Code of Business Conduct and Ethics then in place, and to resolve ethically any actual or apparent conflicts of interest, and to comply with all generally accepted accounting principles, laws and regulations designed to produce full, fair accurate, timely and understandable disclosure in the Corporation’s periodic reports filed with the SEC.

10. Conflict of Interest Review. The Audit Committee will review at least once a year the independence of the Corporation’s auditors as defined by the rules, regulations and standards of the SEC and the New York Stock Exchange.

11. Related Party Transactions. The Audit Committee shall be responsible for reviewing and approving all related party transactions involving the Corporation and the Corporation’s subsidiaries.

12. General Power to Investigate. The Audit Committee shall investigate any matter brought to its attention, within the scope of its duties, with the power to retain expert advice and legal counsel for this purpose if, in its judgment, that is appropriate.

13. Audit Partner Rotation. The Audit Committee shall ensure that the lead audit partners assigned by the Corporation’s independent auditor to the Corporation, and to each of its subsidiaries that have securities registered with the SEC, as well as the audit partner responsible for reviewing the Corporation’s audit shall be changed at least every five years.

14. Share Owner Ratification of Independent Auditor. Although the Audit Committee has the sole authority to appoint, direct and monitor the independent auditor, the Audit Committee will continue its longstanding practice of recommending that the Board of Directors ask the shareholders, at their annual meeting, to approve the Audit Committee’s selection of the independent auditor.

15. Reports and Procedures. The Audit Committee shall keep a written record of its proceedings. In advance of every regular meeting, the Chairman of the Audit Committee, with the assistance of the Secretary of the Corporation, shall prepare and distribute to the Audit Committee members and others as deemed appropriate by the Chairman, an agenda of matters to be addressed at the meeting. The Audit Committee may require officers and employees of the Corporation to produce such information and reports, including reports to be provided annually or on other regular bases, as the Audit Committee may deem appropriate. The Chairman of the Audit Committee shall report to the Board of Directors at each meeting of the Board of Directors on the Audit Committee’s activities since the last Board of Directors meeting.

16. Disclosure of Corporate Governance Key Practices. These Key Practices will be made available on the Corporation’s website at www.covantaholding.com.

ANNUAL MEETING OF SHAREHOLDERS OF
Covanta Holding Corporation
May 31, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	The Board of Directors recommends a vote FOR the listed nominees.				2.	To ratify the appointment of Ernst & Young LLP as Covanta Holding Corporation’s independent auditors for the 2006 fiscal year.	☐	☐	☐

☐		NOMINEES:
	FOR ALL NOMINEES	¡	David M. Barse
		¡	Ronald J. Broglio		3.	Any other matters which may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.
☐	WITHHOLD AUTHORITY	¡	Peter C.B. Bynoe
	FOR ALL NOMINEES	¡	Richard L. Huber
		¡	Anthony J. Orlando
☐	FOR ALL EXCEPT (See Instructions below)	¡	William C. Pate		YOUR VOTE IS IMPORTANT!
		¡	Robert S. Silberman		PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
		¡	Jean Smith
		¡	Clayton Yeutter
		¡	Samuel Zell

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COVANTA HOLDING CORPORATION
Proxy for Annual Meeting of Stockholders Solicited on Behalf of the Board of Directors
     The undersigned stockholder of Covanta Holding Corporation, a Delaware corporation (the “Company”), hereby appoints ANTHONY J. ORLANDO and TIMOTHY J. SIMPSON, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on May 31, 2006, at 10:00 A.M., Eastern Daylight Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.
The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for director as described in the Proxy Statement, and “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors. The proxy holders are authorized to vote in their discretion on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

14475

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